Exhibit 10.2

DRUG PRODUCT MANUFACTURING SERVICES AGREEMENT

THIS DRUG PRODUCT MANUFACTURING SERVICES AGREEMENT (this “Agreement”) is effective as of February 28, 2017 (the “Effective Date”) by and between Halo Pharmaceutical, Inc., a Delaware corporation, having offices at 30 North Jefferson Road, Whippany, NJ 07981 (“Halo”), and Egalet Corporation, a Delaware corporation, having offices at 600 East Lee Road Suite 100 Wayne, PA 19087, Egalet, Ltd, a UK company having offices at 160 Queen Victoria Street London EC4V 4QQ and Egalet US Inc., having offices at 600 Lee Road, Wayne, PA 19087 (collectively known as “Client”).

RECITALS

A. Client develops, markets and sells pharmaceutical products, including the product(s) generally known as ARYMO™ ER Tablets.
B. Halo provides pharmaceutical product development, manufacturing and packaging services from its facility in New Jersey.
C. Halo and Egalet Ltd., an Affiliate of Client, have executed a Project Management/Services Agreement (“PMSA”) dated October 8, 2015.

D. Client desires to engage Halo to provide certain commercial manufacturing and related services to Client, and Halo desires to provide such services, on the terms and subject to the conditions set out below in this Agreement.

NOW THEREFORE, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Glossary. The following terms shall, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“API” means the active pharmaceutical ingredient(s) listed on Schedule G. The parties acknowledge that certain API may be controlled substances under Applicable Laws.

“API Specifications” means, with respect to a given API, the specifications for such API, including chemical name, structure, reference profile, limits, impurities, physical properties, identity tests, analytical methods, storage requirements, and similar information, all of which shall be attached to the Quality Agreement.

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“Affiliate” of a party means a business entity that directly or indirectly controls, is controlled by, or is under common control with such party, where “control” means the ownership of shares or other ownership interests or rights carrying at least a majority of the votes in respect of the election of the directors of a corporation or the equivalent managers of any other business form.  Egalet Corporation and all its Affiliates, including Egalet, Ltd, and Egalet US, Inc., are jointly and severally liable under this Agreement, and any notice or direction to Halo hereunder from any one of them shall function as notice or direction from all of them, upon which Halo is entitled to rely.

“Applicable Laws” means all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders of any Authority: (i) with respect to each party, in any jurisdiction in which such party actually operates or performs activities hereunder; (ii) with respect to Client, in any jurisdiction in which API, PEO or Product are produced, marketed, distributed, used or sold; and (iii) with respect to Halo, in any jurisdiction expressly designated in the Specifications.  The term Applicable Laws includes cGMPs.

“Authority” means any governmental authority, department, body or agency or any court, tribunal, bureau, commission or other similar body, whether international, supranational, federal, state, provincial, county or municipal.

“Business Day” means a day other than a Saturday, Sunday or a day that is a statutory holiday in the state of New Jersey, United States.

“cGMPs” means current good manufacturing practices as described in Parts 210 and 211 of Title 21 of the United States Code of Federal Regulations together with any binding FDA guidance documents pertaining to manufacturing and quality control practice, and any equivalent rules governing the manufacture of pharmaceutical products promulgated by any Regulatory Authority of any jurisdiction expressly designated in the Specifications; in each case, as in effect, updated, amended and revised from time to time during the Term.

“Commercially Reasonable Efforts” means efforts and resources normally used by a party that are consistent with the efforts and resources used by a pharmaceutical or manufacturing company, as the case may be, of similar size and market capitalization as such party in the exercise of its commercially reasonable business practices relating to an exercise of a right or performance of an obligation under this Agreement, including for a compound or product owned by it or to which it has rights, which is of similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable product and other relevant factors.

“Components” means, collectively, all raw materials, ingredients and packaging (including labels, product inserts and containers), required to be used in order to produce the Products in accordance with the Specifications, other than the API, PEO and Consumables.  The term Components includes Exclusive Components.

“Conforming Product” means Product delivered by Halo hereunder that meets the Product Warranty.

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“Contract Quarter” means the full calendar quarters beginning with January 1, April 1, July 1, and October 1 of each calendar year; provided, that (a) the first Contract Quarter shall commence January 1, 2017 and (b) in respect of any period after the end of the last Calendar Quarter but before the expiration or termination date of this Agreement (e.g., if the Agreement terminates on October 31, then the period from October 1 through October 31), any obligation or payment accruing on a Contract Quarter basis (including Quarterly Minimums) shall apply pro rata to such period.

“DEA” means the United States Drug Enforcement Agency or any successor thereto.

“FDA” means the United States government department known as the Food and Drug Administration or any successor thereto.

“Finished Goods” means the Product in its final configuration for purposes of this Agreement (e.g., tablets in bottles with labels and package insert or in bulk form) as described in the Specifications.

“Injection Molding Machines” or “IM Machines” means the equipment set forth on Schedule J.

“Intellectual Property” means all intellectual property and embodiments thereof, including patents, patent applications, trademarks, trademark applications, tradenames, copyrights, industrial designs, trade secrets and Inventions.

“Invention” means information relating to any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable.  [*****].

“Inventory” means all inventories of Components, Consumables, Product and work-in-process purchased, produced, held or maintained by Halo as contemplated by Section 2.4(b) or Section 4.3, including any excess material purchased by reason of vendor’s minimum purchase requirements and long lead time material.  For the avoidance of doubt, Inventory does not include any API or PEO.

“Latent Defect” means any defect that is not normally detected by visual inspection or the analytical methods used to characterize the Product, API or PEO at the time of release.

“Manufacturing Services” means the manufacturing, quality control, quality assurance and stability testing, packaging (in bulk or finished packaging), labeling and related services, as contemplated in this Agreement, required to produce Products from API, PEO and Components. The term Manufacturing Services excludes Additional Services.

“Manufacturing Site” means the facility owned and operated by Halo located at 30 North Jefferson Road, Whippany, New Jersey, 07981, USA.

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“Maximum API Credit Value” means the maximum value of API that may be credited by Halo pursuant to this Agreement, as set forth on Schedule G.

“Maximum PEO Credit Value” means the maximum value of PEO that may be credited by Halo pursuant to this Agreement, as set forth on Schedule G.

“Packaging Fee” means the per-unit fee for the Packaging of Product payable by Client to Halo and set forth on Schedule A in the column so labeled, as the same may be adjusted in accordance with this Agreement.

“PEO” means [*****].

“PEO Specifications” means the written specifications for PEO as published by the manufacturer thereof and including limits, impurities, physical properties, identity tests, analytical methods, storage requirements, and similar information, all of which shall be attached to the Quality Agreement.

“Person” shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

“Price” means the per-unit sale price for Product payable by Client to Halo and set forth on Schedule A in the column so labeled, as the same may be adjusted in accordance with this Agreement.

“Product” means a pharmaceutical product listed on Schedule A, as more specifically described in the Specifications.

“Quality Agreement” means an agreement between Halo and Client setting out the quality assurance standards applicable to the Manufacturing Services and the parties’ responsibilities in respect thereof.

“Quota” shall mean the manufacturing quota quantity of a given API allotted by the DEA to Halo for a given calendar year.

“Recall” means any action (i) by Client to recover title to or possession of quantities of Product sold or shipped to Third Parties and to remove that Product from its physical location at a Third Party’s location (including any voluntary withdrawal of Product from the market), (ii) by Client to modify, adjust, relabel, destroy, or inspect (including through patient monitoring) Product sold or shipped to Third Parties without recovering title or possession, or (iii) by any Regulatory Authority to recall, withdraw from the market, order any corrective action, or otherwise detain or destroy any of the Product.

“Regulatory Approval” means permission, authority, or approval from a Regulatory Authority to permit marketing and/or sale of a Product, including, but not limited to, investigational new drug applications, new drug applications, abbreviated new drug applications, and biologics license applications

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“Regulatory Authority” means any Authority competent to grant marketing, distribution and related approvals for pharmaceutical products in the Territory and in the jurisdictions in which the Manufacturing Sites are located, including the FDA and DEA, as applicable.

“Specifications” means, with respect to a Product, the following written information, which are included in Schedule A and/or which shall be attached to the Quality Agreement and/or which Client shall provide to Halo (and may subsequently revise) in accordance with Section 3.3: [*****].

“Territory” means the geographic area specified in Schedule I where the Product is to be offered for sale by Client or its Affiliates or licensees.

“Third Party” shall mean any Person other than Halo, Client and their respective Affiliates.

“Third Party Rights” means the rights held by a Third Party in Intellectual Property.

“Year” means, (i) with respect to the first year of this Agreement, the period from the Effective Date up to and including December 31 of the same year, (ii) with respect to the last year of this Agreement, the period from January 1 of such last calendar year up to and including the date of termination or expiration of this Agreement, and (iii) for all periods in between, a calendar year.

1.2 Index. The following terms are defined in the section of this Agreement indicated below:
Term	Section
Actual Annual Yield or AAY	2.3(c)
Additional Services	2.2(a)
Agreement	Introductory paragraph
API Cost	2.1(b)(i)
Broader Intellectual Property Rights	12.2(b)
Client	Introductory paragraph
Client Indemnitees	10.3(a)
Client Party	13.1
CMC	7.7(c)
Commitment	3.2(b)
Confidential Information	11.1
Consumables	2.1(b)(iv)
Contributing Expenses	4.2(b)
Deficiency Notice	6.1(a)
Dispute	13.1
Effective Date	Introductory paragraph
Exclusive Components	4.3(b)
Exclusive Components Purchasing Summary	4.3(b)

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Facilitator	13.1
Firm Order	4.1(b)
Force Majeure Event	14.1
Forecast (including Forecasted)	3.2(a)
Forfeit Date	4.2(d)
Halo	Introductory paragraph
Halo Indemnitees	10.3(b)
Initial Term	8.1
Losses	10.3(a)
Machine Space	2.1(b)(vi)(B)
Master Confidentiality Agreement	11.1
Materials Credit	2.3(e)
Non-Compliant Services	6.3(a)
Non-Conforming Product	6.1(a)
Packaging	3.5
PEO Cost	2.1(b)(ii)
PMSA	Recital C
Product Warranty	9.3(e)
Proposed Response	7.5
Purchase Order	4.1(a)
Quantity Converted	2.3(a)
Quantity Dispensed	2.3(a)
Quantity Received	2.3(a)
Quarterly Minimum	4.2(a)
Reconciliation Report	2.3(d)
Records	7.3

Renewal Term	8.1

Requirements Obligation	2.1(a)
Shortfall	2.3(d)
Supply Shortage	2.4(a)
Target Yield	2.3(b)
Target Yield Determination Batches	2.3(b)
Technical Dispute	13.2
Term	8.1
Third Party Claim	10.3(a)
True Up Amount	4.2(c)

ARTICLE 2

HALO’s services

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2.1 Manufacturing Services.

(a) Arrangement.  In consideration of Client’s payment of the fees due under, and the other terms and conditions of, this Agreement, Halo shall perform the Manufacturing Services at the Manufacturing Site in order to supply Product to Client for sale in the Territory.  Client shall purchase (i) one hundred percent (100%) of its requirements for Product in calendar years 2017, 2018 and 2019, and (ii) seventy-five percent (75%) of its requirements for Product in each calendar year during the Term thereafter (“Requirements Obligation”) from Halo except to the extent otherwise expressly permitted in this Agreement.  Halo acknowledges that Client may take any commercially reasonable steps necessary to protect its supply of Product, including by establishing a backup source of supply for Product and/or manufacturing Product itself or purchasing Product from Third Parties; in each case subject to the Requirements Obligation.  However, the Requirements Obligation shall not apply and shall be waived solely for [*****].

(b) Conversion of API, PEO and Components. Halo shall convert API, PEO and Components into Finished Goods in accordance with this Agreement.

(i) API.  Client shall purchase at its sole cost and expense all API, and deliver API to Halo in accordance with Section 3.4.  Halo shall visually inspect API upon receipt to verify identity and quantity and shall test each shipment of API in accordance with the Quality Agreement.  Halo shall store such API on behalf of the Client on the terms and subject to the conditions hereof.  The parties acknowledge and agree that title to API shall at all times belong to and remain the property of the Client.  Except as set forth in this Agreement, risk of loss of the API shall at all times remain with Client.  Client will insure the API at Client’s cost.  Halo agrees that any API received by it from or on behalf of Client shall (A) only be used by Halo to provide the Manufacturing Services, (B) be stored and handled in accordance with the API Specifications, any special instructions agreed between Client and Halo in writing, and Applicable Law, and (C) be kept free of all liens, claims and encumbrances arising from acts or omissions of Halo. Halo shall notify Client promptly of any material damage to or destruction of API, and shall compensate Client for any API lost, destroyed or damaged during Halo’s storage of API due to Halo’s negligence, wilful misconduct or breach of this Agreement at an amount equal to [*****] (“API Cost”), subject to the Maximum API Credit Value; provided, that for ease of administration, in lieu of calculating the actual API Cost, the parties have agreed and set forth on Schedule G a number that represents and will be used as the API Cost  ([*****]).  For the avoidance of doubt, Client shall be compensated for any other API lost, destroyed or damaged during Halo’s manufacture of Product as follows:  (1) to the extent included in Conforming Product and exceeding the Target Yield, through the mechanism set forth in Section 2.3 and (2) to the extent included in Nonconforming Product, through the mechanism set forth in Article 6.

(ii) PEO.  Client shall purchase at its sole cost and expense all PEO, and deliver PEO to Halo in accordance with Section 3.4.  Halo shall visually inspect PEO upon receipt to verify identity and quantity and shall test each shipment of PEO in accordance with the Quality Agreement.  Halo shall store such PEO on behalf of the Client on the terms and subject to the conditions hereof.  The parties acknowledge and agree that title to PEO shall at all times belong to and remain the property of the Client.  Except as set forth in this Agreement, risk of loss of the PEO shall at all times remain with Client.  Client will insure the PEO at Client’s cost.  Halo agrees

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that any PEO received by it from or on behalf of Client shall (A) only be used by Halo to provide the Manufacturing Services, (B) be stored and handled in accordance with the PEO Specifications, any special instructions agreed between Client and Halo in writing, and Applicable Law, and (C) be kept free of all liens, claims and encumbrances arising from acts or omissions of Halo.  Halo shall notify Client promptly of any material damage to or destruction of PEO, and shall compensate Client for any PEO lost, destroyed or damaged during Halo’s storage of PEO due to Halo’s negligence, wilful misconduct or breach of this Agreement at an amount equal to [*****] (“PEO Cost”), subject to the Maximum PEO Credit Value; provided, that for ease of administration, in lieu of calculating the actual PEO Cost, the parties have agreed and set forth on Schedule G a number that represents and will be used as the PEO Cost  ([*****]).  For the avoidance of doubt, Client shall be compensated for any other PEO lost, destroyed or damaged during Halo’s manufacture of Product as follows:  (1) to the extent included in Conforming Product and exceeding the Target Yield, through the mechanism set forth in Section 2.3 and (2) to the extent included in Nonconforming Product, through the mechanism set forth in Article 6.

(iii) Components.  Halo shall purchase all Components as required by and included in the Specifications and as further described in Section 4.3.  Halo shall procure only Components that are warranted by the vendor to have been manufactured in accordance with cGMPs.  Halo shall test all Components after receipt at the Manufacturing Site as required by the Specifications and the Quality Agreement.

(iv) Consumables.  Halo shall purchase all columns and standards, and subject to Client’s prior written approval for purchases exceeding [*****], tooling and other project-specific items, necessary for Halo to perform the Manufacturing Services (“Consumables”).  Halo shall charge through to Client all Third Party vendor fees for such purchases at Halo’s actual cost [*****].

(v) Credit.  Any Components or Consumables previously purchased by Halo and paid for by Client under any purchase order prior to the Effective Date and used in the Manufacturing Services shall not be invoiced or charged-through, including any administrative fees, to Client.

(vi) Equipment.

(A) General.  Except as Halo and Client may agree in writing from time to time, Halo shall provide at its cost all equipment needed to perform the Manufacturing Services, with the exception of the Client-owned Injection Molding Machines and associated parts.  Client has installed the IM Machines at the Manufacturing Site pursuant to the PMSA and, subject to the rights of Client’s Third Party lien-holders, and subject to the terms of this Agreement (including without limitation clauses (D) and (E) below and Section 4.2(d)), Halo shall have the right of possession and control of the IM Machines at all times during the Term.  Client shall carry appropriate insurance on the IM Machines at all times during the Term. Halo shall use the IM Machines and associated parts solely for the benefit of Client, and may not use such equipment for any other purpose or customer, unless otherwise approved in writing by Client following a request from Halo.  Title to all IM Machines will remain solely with Client.

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(B) Machine Space.  Halo agrees that the area at the Manufacturing Site in which the IM Machines have been installed and certain adjoining space, all as more specifically described on Schedule B (the “Machine Space”), shall remain dedicated to the IM Machines during the Term, subject to the terms and conditions of this Agreement, including this Section 2.1(b)(vi) and Section 4.2(d).  In consideration of Halo making the Machine Space available to Client (which shall be considered an Additional Service under this Agreement), Client shall pay the IM Machine space fee set forth on Schedule B;  provided, that Halo shall waive such fee, and such fee shall not be payable by Client, for each Contract Quarter in which Client fulfills the Quarterly Minimum (as reduced or waived pursuant to Sections 4.2(a), 4.2(d) or 8.2(a)), whether by purchasing Product or Contributing Services or making payments in lieu thereof.   Client agrees and acknowledges that the availability of the Machine Space hereunder for the IM Machines is for the parties’ convenience in connection with ensuring Halo’s ability to supply Product hereunder, and is not and shall not be deemed a lease, rental or other interest in real property, and agrees that Client is not and shall not be deemed, and shall not be entitled to any of the rights afforded to, a lessee under applicable law, including but not limited to any right of entry, possession or quiet enjoyment.

(C) Maintenance.  Halo will perform and be responsible for the costs and expenses of routine maintenance and servicing of [*****] IM Machine while located at the Manufacturing Site.  Halo will perform routine maintenance and servicing on all additional IM Machines while located at the Manufacturing Site at Client’s expense at [*****].  Client will perform and be responsible for the cost of non-routine maintenance and servicing of the IM Machines (such as major repairs and parts replacement), except where such non-routine maintenance or servicing results from Halo’s failure to operate, maintain and service the IM Machines in accordance with the vendor’s instructions or from Halo’s negligence or willful misconduct.  Halo will promptly notify Client of the need for any such non-routine maintenance or servicing.  Further, Halo will permit at all times during normal working hours Client and its personnel and agents, and the manufacturers of the IM Machines, to have access to the IM Machines in order to perform maintenance and servicing.

(D) Termination of Agreement.  Upon the expiration or termination of this Agreement or in connection with a Client request under Section 4.2(d), Halo shall surrender possession of the IM Machines to Client in the same order, condition and repair as received, ordinary wear and tear excepted, at the Manufacturing Site.  Client shall complete the removal of the IM Machines within [*****] following the expiration or termination of this Agreement or the Forfeit Date, as applicable.  If and to the extent Client fails to remove the IM Machines within such [*****] period, Halo may uninstall the IM Machines and transfer them to storage, and Client shall pay rent at the rate set forth on Schedule B, as well as all maintenance and other costs pursuant to clause (A) above.  Halo shall invoice Client for such amounts due monthly in arrears.  Upon removal of any IM Machines, unless such removal occurs due to termination of this Agreement for Halo’s material breach or insolvency, Client shall, at its sole cost and expense, return the Manufacturing Site (or the forfeited suite under Section 4.2(d)) and its systems to a condition reasonably suitable for cGMP manufacturing, except as may otherwise be agreed in writing by Halo.

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(E) Issues Arising from IM Machines.  Notwithstanding anything to the contrary in this Agreement, the Quality Agreement, or otherwise, so long as Halo shall have operated, maintained and serviced the IM Machines in accordance with the vendor’s instructions and, so long as not inconsistent with the vendor’s instructions and subject to clause (C) above, Client’s instructions, Halo shall have no liability in connection with any issue, problem or other matter whatsoever to the extent arising from any of the IM Machines, including without limitation any failure to supply Product, delay in Product supply, Supply Shortage, Non-Conforming Product, need for rework or reprocessing, loss of API, PEO, Components and/or Packaging, failure to achieve Target Yield, Recall, scrap, etc.; and Halo shall be entitled to receive the Price, Packaging Fee and/or other amounts hereunder for work performed even if any such issue, problem or other matter occurs, except to the extent that the relevant issue, problem or other matter whatsoever arising from any of the IM Machines results from any Halo external physical machinery, Halo building infrastructure, Halo processes, or Halo equipment that adversely affects operation of the IM Machines or similar Halo negligence or willful misconduct unrelated to the IM Machines.

(vii) Batch Number and Expiration Date.  Halo will assign each batch of Product manufactured by it assigned a unique batch number using Halo’s batch numbering system.  This batch number will appear on all documents relating to the particular batch of Product.  Halo will calculate the expiration date for each batch of Product based on the date of compounding such batch.

(c) Packaging. Halo shall package Product as required by the applicable Firm Order. Halo shall be responsible for imprinting or affixing the batch number and expiration date of each batch of Product onto the Finished Goods and shipping cartons as described in the Specifications and required by the Quality Agreement and cGMPs and, when required by the Drug Safety Control & Security Act, a serial number and 2D barcode.  Halo’s name shall not appear on any Product Packaging except to the extent (i) required by any Applicable Laws or (ii) Halo expressly consents in writing to such use of its name.

(d) Quality Control.  Halo shall perform the Product quality control and quality assurance testing required by the Quality Agreement.  Product batch review and release to Client shall be the responsibility of Halo’s quality assurance group.  Halo shall perform such batch review and release responsibilities in accordance with Halo’s standard operating procedures.  Unless prevented by deviations or failures, or agreed to in writing by Client, Halo will complete its batch review within [*****] following completion of Product production. Each time Halo delivers a batch of Product to Client, Halo shall provide Client with a certificate of analysis and certificate of compliance for such batch.  At Client’s request, Halo will provide copies of additional batch documentation, including, but not limited to batch manufacturing records, lot packaging records, equipment data printouts, raw material data, and laboratory notebooks, at no additional cost for one copy.

2.2 Additional Services.
(a) Product Related Services. In addition to the Manufacturing Services, Halo shall perform any services in connection with Product as Halo and Client may agree in writing from

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time to time, such as qualification, validation, and stability services (including as contemplated by Section 2.2(b), “Additional Services”).  Such written agreement shall specify the scope, timing, parameters (including protocols, if applicable), fees payable by Client, and other matters pertinent to the Additional Services.  To the extent Halo and Client have agreed any such matters as of the Effective Date, they are set forth on Schedule B.  The terms and conditions of this Agreement shall govern the provision and receipt of any Additional Services.  Schedule K is a complete and accurate list of all current Additional Services that are being performed by Halo as of the Effective Date, and are evidenced by Halo work orders and Egalet Purchase Orders.

(b) Post Marketing Stability Testing.  At Client’s request, in consideration of the fees set forth on Schedule B, Halo shall conduct post marketing stability testing on Product in accordance with such commercial and Product stability protocols as Halo and Client may agree in writing.  Halo shall not make any changes to these protocols without Client’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  In the event of a confirmed stability test failure, Halo will notify Client within [*****] of such confirmation.  Halo and Client shall cooperate to determine the proceedings and methods to be undertaken to investigate the causes of such failure, including the allocation between Halo and Client of the cost of such investigation.  To the extent Client pays for all or part of the investigation, Halo’s costs will be billed to Client at the rate set forth on Schedule B.  Each investigation must give rise to an explanation and/or corrective action, which shall be reviewed by Halo’s quality assurance department.  Upon Client’s request, Halo will provide Client with a copy of all data and results relating to any post marketing stability testing and/or any such investigation.  If required by Applicable Law, Client is responsible to, and shall, file a field alert or other required notice with the FDA.

2.3 Yield.

(a) Interim Inventory Reports.    The Manufacturing Site shall provide Client with monthly and quarterly inventory reports for each API and PEO held by Halo.  Each inventory report shall be in substantially the form set forth on Schedule C, shall be based on data from Halo’s manufacturing resource planning (MRP) system and/or manufacturing batch records, and shall contain the following information with respect to the applicable period:

(i)“Quantity Received”:  The total quantity labeled on drums of API/PEO received at the Manufacturing Site that comply with the Specifications, less any incoming samples, retains or quantities used for testing purposes (such as stability samples);

(ii)“Quantity Dispensed”:    The total quantity of API/PEO dispensed from inventory at the Manufacturing Site in connection with commercial manufacturing of Product, less any (A) API/PEO that must be retained by Halo as samples and stability, (B) API/PEO contained in Product that must be retained as samples, (C) API/PEO used in connection with testing (if applicable) and (D) API/PEO received or consumed in connection with technical transfer activities or development activities, including any regulatory, stability, validation, or test batches manufactured; and

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(iii)“Quantity Converted”:    The total amount of API/PEO contained in Product produced with the Quantity Dispensed (including any replacement Product produced in accordance with Article 6), which Product was delivered by Halo and not rejected, Recalled or returned in accordance with Article 6 as a result of Non-Compliant Services, less any API/PEO losses due to sampling (including retain), testing or stability.

(b) Target Yield.  For each batch size of Product, after Halo has produced [*****] (collectively, the “Target Yield Determination Batches”) pursuant to this Agreement, Halo and Client will agree on the target yield for the API and PEO used in such Product at the Manufacturing Site for such batch size (each, a “Target Yield”); provided, that the Target Yield Determination Batches shall not include any batches that were produced in production runs involving technical difficulties or involving an extraordinary loss of API or PEO, as agreed by both Halo and Client.

(c) Actual Annual Yield and Report.  Within [*****] after the end of each Year, Halo shall prepare for each API and PEO used in a Product an annual reconciliation report substantially in the form attached as Schedule D (the “Reconciliation Report”), including the calculation of the “Actual Annual Yield” or “AAY” for such API or PEO used in such Product at each Manufacturing Site for all batch sizes during the Year, expressed as a percentage of Quantity Dispensed and calculated as follows:

Quantity Converted during the Year

Quantity Dispensed during the Year

(d) Shortfall Calculation.  If the Actual Annual Yield falls more than [*****] below the Target Yield for a given Year, then the shortfall for such Year (the “Shortfall”) shall be determined based on the following calculation:

[*****]

Any Shortfall shall be disclosed by Halo on the Reconciliation Report and Halo will undertake an investigation of the reasons for the Shortfall.

(e) Materials Credit.  If there is a Shortfall for any API or PEO for a given Year, Halo shall credit Client’s account for the amount of such Shortfall within [*****] after the end of such Year, up to a maximum aggregate credit amount equal to the Maximum API Credit Value in respect of API and the Maximum PEO Credit Value in respect of PEO (the amount of such Shortfall for API or PEO, as capped by the Maximum API Credit Value or Maximum PEO Credit Value, as applicable, the “Materials Credit”).  Each Materials Credit shall be summarized on the Reconciliation Report and shall be used to offset amounts owed to Halo under invoices issued to Client in accordance with Section 5.6.  Upon expiration or termination of this Agreement, Halo shall pay Client an amount equal to any remaining Materials Credit (i.e., that was not used to offset invoices issued to Client) within [*****] following the date of such expiration or termination.

(f) No Material Breach. It shall not constitute a material breach of this Agreement by Halo, for the purposes of Section 8.2(a), if the Actual Annual Yield is less than the Target Yield.

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2.4 Supply Shortages and Safety Supplies.

(a) Supply Shortage.  A “Supply Shortage” shall be deemed to have taken place if quantities of Conforming Product supplied by Halo to Client are either [*****].  A Supply Shortage shall be considered a material breach of this Agreement, but such breach shall be deemed cured upon tender of delivery by Halo of Conforming Product within the applicable cure period.

(b) Safety Supplies.  Halo shall maintain an inventory of API (subject to Quotas), PEO and Components that would reasonably be expected to suffice for Halo to meet Client’s then-current Forecast.  At Client’s request, Halo shall also maintain an inventory of Finished Goods as specified by Client.  Halo shall turn over all such safety supplies as new API, PEO and Components are received or new lots of Product are delivered, respectively, to optimize the shelf life of such safety supplies.  Halo shall promptly notify Client in writing at any time if it reasonably anticipates that additional amounts of API or PEO will be needed for Halo to meet Client’s then-current Forecast.  If Halo reasonably believes that it is or will be unable to obtain a sufficient supply of Components from Third Party vendors for Halo to meet Client’s then-current Forecast, Halo shall promptly notify Client in writing and Client shall have the right to negotiate directly with such Third Party vendors to secure an adequate supply of such Components.  If Client directs Halo to maintain Finished Goods in inventory pursuant to this Section 2.4(b) and fails to take possession of such Finished Goods within [*****] following its release, Client shall pay Halo the monthly storage fee set forth in Schedule B thereafter for storing such Product.  Upon [*****] written notice to Client, Halo shall have the option to ship to Client at Client’s expense any finished Product, Components, API and PEO held by Halo in inventory hereunder longer than [*****].

2.5 Quotas.

(a) Quota Request Filings.  The parties acknowledge that certain API hereunder is scheduled under the Federal Controlled Substances Act, and that Halo is required to obtain a Quota from DEA before manufacturing a Product.  Halo will submit to DEA in a reasonably timely manner all documents required by the DEA to request a Quota sufficient to meet Client’s Forecasts made pursuant to Article 3.2; provided, that Client shall submit, in a reasonably timely manner, to Halo proposed documentation (including justification of quantities requested by Client) to be included in Halo’s Quota request to DEA.  Additional request(s) will be submitted by Halo to DEA in a reasonably timely manner as necessary to reflect changes in Client’s Forecasts, subject again to Halo’s receipt of any necessary supporting documentation from Client.

(b) Cooperation.  In the event the DEA requires additional information (including, but not limited to, purchase orders) in order to grant a sufficient Quota, Client and Halo agree to cooperate in good faith to obtain such Quota to enable manufacture of the Product.  If Halo has notified Client of a shortfall in Quota, Client shall not issue Purchase Orders for a Product in excess of the DEA-approved Quota without Halo’s consent.  Halo and Client shall meet to discuss and agree in good faith on adjustments to the Forecast and/or Purchase Orders as a result of the DEA-approved Quota for a Product.

2.6 Permits. Halo shall at its own cost obtain on a timely basis and maintain all licenses, permits and approvals of Authorities, and make any required filings with Regulatory

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Authorities as further specified in Section 7.7, in respect of the operation of Halo’s business generally, the Manufacturing Sites, and the performance of services of the nature of the Manufacturing Services; provided, that Halo shall have the right to pass through to Client its pro rata share of (a) any applicable fees payable by Halo to any Regulatory Authority and (b) reasonable similar fees imposed on the pharmaceutical industry by Regulatory Authorities after the Effective Date, in each case to the extent specifically related to the production of the Product and not to the operation of Halo’s business generally or the Manufacturing Sites generally.

ARTICLE 3

CLIENT OBLIGATIONS

3.1 Payment.   Client shall pay Halo the fees set forth on Schedule A for the provision of Manufacturing Services (including the Price, Packaging Fee (if applicable), and the annual product review fee) and all other amounts owing pursuant to this Agreement (including in respect of Additional Services, Components, and Consumables), as specified in this Agreement.

3.2 Rolling Forecasts.

(a) Procedure.  Concurrently with the execution of this Agreement, Client shall provide Halo with a written [*****] forecast of the volume of each Product that Client anticipates it will require Halo to supply during each [*****] of that [*****] period and indicating the percentage of such Product that will require Packaging (the “Forecast”).  Client shall provide Halo with an updated Forecast (i) on or before the tenth (10th) day of each calendar month on a [*****] basis and (ii) promptly following any determination by Client that the volumes set forth in the Forecast most recently provided to Halo have changed [*****] or more.

(b) Binding Portion; Orders.  The first [*****] of each Forecast shall be binding on Client with respect to the quantities and Packaging presentations of Product specified therein (the “Commitment”), and the balance shall be a non-binding, good faith estimate.  Client shall place orders for Manufacturing Services against the Forecast as specified in Article 4.

(c) Capacity Constraints.  Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that Halo’s capacity to manufacture Product at the Manufacturing Site using the IM Machines [*****].  Accordingly, unless and until Product manufacturing [*****] is validated and/or the parties successfully introduce and validate a manufacturing process involving [*****], in no event shall Client’s Forecasts or orders exceed the foregoing capacity.  Following validation of manufacturing [*****] and following validation of a manufacturing process involving [*****], the parties shall discuss in good faith an increase to Client’s maximum Forecast and order quantities based on Halo’s capacity at the Manufacturing Site using the IM Machines.

3.3 Specifications.  Prior to the Effective Date, Client has provided Halo with a preliminary copy of certain of the Specifications pertaining to Product.  Prior to Client placing its first Firm Order, Client shall provide Halo with originally executed copies of final Specifications (it being understood that any change from the preliminary Specifications shall be subject to the following sentence) and other Product-related information reasonably requested by Halo in connection with the Manufacturing Services.  Client may revise the Specifications from time to

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time, so long as (i) Client provides Halo with originally executed copies of such revised Specifications, (ii) Halo and Client have complied with Section 5.4, and (iii) Halo and Client have agreed on a timeline for Halo’s implementation of such change.

3.4 Client-Supplied Materials.  Client shall, at its sole cost and expense, deliver the API and PEO to Halo DDP (Incoterms 2010) the Manufacturing Site in sufficient quantities and at such times as to enable Halo to timely provide the Manufacturing Services on a non-rush basis.  To this end, Client shall use Commercially Reasonable Efforts to deliver the API and PEO on or about [*****] in advance of the date on which Product is scheduled to begin processing, which scheduled processing shall be communicated by Halo to Client in writing.  Halo shall have the right to charge Client a storage fee as set forth on Schedule B for API or PEO delivered sooner than [*****] in advance of the date on which Product is scheduled to begin processing.

3.5 Packaging.  Client shall be solely responsible for the development of all artwork and labeling in connection with Product finished packaging, including all associated content and intellectual property matters.  Halo shall provide copies of final labeling layouts for Client approval, which Client shall approve or provide comments on within [*****] of receipt.  Notwithstanding anything to the contrary in this Agreement, if Client fails to timely approve the product labeling and as a result Halo is unable to package Product, Halo shall not be liable for any delay in delivery hereunder, and no supply failure, Supply Shortage, material breach, or similar malfeasance on the part of Halo shall be deemed to have occurred. Client may, in its sole discretion and at its cost, make changes to Product finished packaging, including labels, inserts and cartons (“Packaging”) and Client may also request multi-country Packaging as specified in Section 5.5;  provided, that (i) Client shall be responsible for the cost of all obsolete Components held by Halo when any such Packaging changes occur to the extent Halo procured such Components consistent with Client’s then-current Forecast and the vendor’s minimum purchase requirements and (ii) Client shall reimburse Halo for all pre-approved, documented costs incurred by Halo (A) in making modifications to Packaging or the imprinting thereof, (B) in connection with changes to any manufacturing processes to accommodate Client’s new Packaging, and/or (C) to accommodate any other Packaging changes requested by Client.  Upon receipt of any request for modified Packaging, Halo shall use its Commercially Reasonable Efforts to implement such new Packaging in accordance with Client’s requested schedule thereof.  Client shall provide Halo with any modifications to Packaging as far in advance as possible in order to ensure compliance with Applicable Laws.  When requesting reimbursement of any of the foregoing costs, Halo shall invoice Client and provide reasonable supporting documentation thereof.  Client shall pay such invoices within [*****] after Client’s receipt thereof.  Notwithstanding anything to the contrary, unless Egalet agrees to pay for the cost of any such changes or capital expenditures and such changes or capital expenditures do not cause a material disruption to Halo’s ability to perform services for its other customers, Halo shall not be obligated to make any changes to the Manufacturing Site or incur any capital expenditures to accommodate any Client request for modified Packaging, and Halo may refuse any request for modified Packaging to such extent.

3.6 Quality Control. Client shall have sole responsibility for the release of Product to the market and for handling customer matters as contemplated by Section 6.5.

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3.7 Permits.  Client shall at its own cost obtain on a timely basis and maintain all licenses, permits and approvals of Authorities, and make any required filings with Regulatory Authorities as further specified in Section 7.7, in respect of the operation of Client’s business generally, the Products and the Specifications, including, without limitation, all marketing and post-marketing approvals.

ARTICLE 4

ORDERS, authorization to procure, SHIPMENT

4.1 Orders.

(a) Purchase Orders.  From time to time as provided in this Section 4.1(a), Client shall submit to Halo a binding, non-cancellable purchase order for Manufacturing Services identifying an order number, the Product to be manufactured, the number of batches, the batch size (to the extent the Specifications permit batches of different sizes), Client’s requested delivery date for each batch, any Packaging (including quantities to be Packaged; it being understood that any Product for which Packaging is not ordered will be bulk packaged), and any other elements necessary to ensure the timely production and delivery of Product (each, a “Purchase Order”).  Concurrently with the submission of each Forecast, Client shall submit a Purchase Order for all portions of the Commitment not already ordered.  Purchase Orders for quantities of Product or Packaging in excess of the Commitment shall be submitted by Client at least [*****] in advance of the delivery date requested in the Purchase Order.

(b) Firm Orders.  Subject to this Section 4.1(b) and Section 4.1(c) below, Halo will accept in writing each Purchase Order, including the Product, quantity, Packaging and expected delivery date, within [*****] of receipt.  If Halo has not accepted or rejected a Purchase Order within [*****] of receipt, such Purchase Order shall be deemed to be accepted by Halo.  If Halo is unable to meet the delivery date requested by Client in its Purchase Order, Halo shall so notify Client in Halo’s acceptance of such Purchase Order and provide to Client an alternative delivery date, which shall not be more than [*****] earlier or later than the initial delivery date requested by Client in its Purchase Order.  Only upon Halo’s acceptance of Client-issued Purchase Orders and confirmation of a delivery date will such orders become firm (each, a “Firm Order”).  Halo may change the expected delivery date of any Firm Order within a [*****] window upon written notice to Client (and without Client’s prior approval).  Halo may not change the quantity of Product in any Firm Order except with Client’s prior written approval; provided, that Client shall accept any minor change in quantity delivered due to normal yield variation.  Client may not change the quantity of Product in any Firm Order; provided, that Client may cancel any Firm Order without penalty or other liability if (i) Halo is unable to meet the delivery date requested by Client in its Firm Order [*****] or (ii) a Supply Shortage then exists.

(c) Rejection; Excess Volume.  Halo may reject any Purchase Order without penalty or liability to Client (i) for Product quantities or Packaging in excess of the Commitment or Halo’s capacity constraints described in Section 3.2(c), (ii) if Halo has been granted a Quota for API by the DEA that is insufficient to meet such Purchase Order, or (iii) the Purchase Order is not given in accordance with this Agreement; provided, that with respect to clauses (i) and (ii), Halo may reject only the quantity of Product that Halo is unable to supply due to the circumstances described

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in such clause (i) or (ii). Notwithstanding the foregoing, Halo shall use Commercially Reasonable Efforts to supply Client with quantities of Product and Packaging that are up to [*****] of Commitment quantities, subject to Halo’s other supply commitments and manufacturing, packaging and equipment capacity (including as described in Section 3.2(c)).

4.2 Minimum Spend.

(a) Quarterly Minimum.  For the first Contract Quarter (i.e., beginning January 1, 2017), Client shall purchase from Halo and/or its Affiliates an aggregate of [*****]: for the second Contract Quarter, Client shall purchase from Halo and/or its Affiliates an aggregate of at least [*****] worth of services; for the third Contract Quarter, Client shall purchase from Halo and/or its Affiliates an aggregate of at least [*****] worth of services; for the fourth Contract Quarter, Client shall purchase from Halo and/or its Affiliates an aggregate of at least [*****] worth of services; and for each Contract Quarter thereafter, Client shall purchase from Halo and/or its Affiliates an aggregate of at least [*****] worth of services (such quarterly amount, the “Quarterly Minimum”).  Notwithstanding the foregoing, [*****].

(b) Contributing Services.  Services contributing to the fulfillment of the Quarterly Minimum may include (i) Manufacturing Services (i.e., for Products and/or additional products added pursuant to Section 14.2) and/or Additional Services under this Agreement and/or (ii) products or services (such as [*****]) under other written agreements between Halo and/or any of its Affiliates, on the one hand, and any Client entity and/or any of its Affiliates, on the other hand.  Amounts payable to Halo for such services contributing to the fulfillment of the Quarterly Minimum (e.g., Price and Packaging Fees under this Agreement) are collectively referred to as “Contributing Expenses”.  Contributing Expenses shall exclude (A) pass-through costs, such as in respect of Consumables and Regulatory fees (but shall include any administrative charges assessed by Halo and/or its Affiliates on such pass-through costs), (B) amounts due from or on behalf of Client in connection with indemnity obligations, (C) amounts due from or on behalf of Client in consideration of assets, equity interests, profit shares, or similar investments, and (D) any amounts due from or on behalf of Client other than pursuant to invoices issued by Halo and/or any of its Affiliates for services rendered in the ordinary course of business.  Such excluded expenses shall be invoiced and paid in accordance with this Agreement or the other applicable agreement(s) between Halo and Client and/or their respective Affiliates.

(c) True-up.  Within [*****] after the end of each Contract Quarter, Halo will compare the total amount of the Contributing Expenses invoiced by Halo during the Contract Quarter against the Quarterly Minimum for the same quarter.  If the total amount of the Contributing Expenses is less than the Quarterly Minimum, then, except as provided in the next sentence with respect to [*****], Halo shall invoice Client for the difference between the Quarterly Minimum and the Contributing Expenses (such difference, a “True Up Amount”).  With respect to [*****], the True Up Amount shall not be determined on a Contract Quarter basis and instead shall be determined [*****].  If, subsequent to Halo’s calculation of the True Up Amount for a given Contract Quarter (or, with respect to [*****]), Client successfully disputes all or any part of a Halo invoice issued during such quarter (or for [*****]) or if a Halo invoice issued during such quarter (or for [*****]) is otherwise reduced, Halo shall have the right to review the Contributing Expenses and the Quarterly Minimum for such Contract Quarter (or [*****]).  To the extent Halo

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would have been entitled to a greater True Up Amount had the invoice originally been issued for the reduced amount, then Halo shall be entitled to invoice Client for such incremental True Up Amount. Additionally, to the extent Client successfully disputes Halo’s calculation of the True Up Amount and that results in a lower True Up Amount, then Halo promptly shall refund to Client any overpayment by Client of the True Up Amount.

(d) Reduction in Quarterly Minimums.  The Parties agree to use their respective commercially reasonable best efforts to cease the dedication of the Machine Space referred to as the IMS1 and for Client to vacate the IMSI space as soon as reasonably practicable, but in no event without the written consent of Client relinquishing such IMS1 Machine Space to Halo.  Once vacated (the “Forfeit Date”), the Quarterly Minimum (and, for the avoidance of doubt, the total monthly Additional Service fee payable under Section 2.1(b)(vi)(B) in respect of the Machine Space) shall be reduced by [*****].

4.3 Authorization to Procure.

(a) Reliance on Forecast.  Client understands and acknowledges that Halo will rely on the Forecast, Commitment and Firm Orders to procure Components necessary for Halo to fulfill its obligations to supply Product under this Agreement.  In addition, Client understands that to ensure an orderly supply of such Components, it may be desirable for Halo to purchase such Components in sufficient volumes to meet the anticipated requirements for Products set forth in part or all of the Forecast or such longer period as Halo and Client may agree.  Accordingly, Client authorizes Halo to purchase Components sufficient to satisfy Client’s Product and Packaging requirements set forth in the [*****] of the Forecast most recently provided by Client to Halo pursuant to Section 3.1 and such longer period as Halo and Client may agree in writing from time to time.  If Components ordered by Halo as permitted by this Section 4.3(a) are not included in Products manufactured for Client within [*****] after the Forecasted month in respect of which such purchases were made (or such longer period as Halo and Client may agree) or if such Components have expired during such period, Client shall reimburse Halo its documented costs for procuring and testing such items.

(b) Exclusive Components.    Halo shall provide Client with a list substantially in the form set forth on Schedule E (the “Exclusive Components Purchasing Summary”) of all Components unique to Client or Product that Halo expects to purchase pursuant to Section 2.1(b)(iii) (“Exclusive Components”), in keeping with the Product volumes set forth in the then-current Forecast, Commitment and Firm Orders.  Halo shall provide a preliminary Exclusive Components Purchasing Summary following execution of this Agreement, a revised version following receipt of final Specifications, and thereafter an updated version on an annual basis.  The Exclusive Components Purchasing Summary shall indicate which Exclusive Components have a limited shelf life and which are subject to minimum order quantities as specified by the vendor.  Client shall reimburse Halo its documented costs for procuring and testing all Exclusive Components purchased by Halo for use under this Agreement that are not used to perform Manufacturing Services prior to the expiry of the Exclusive Component’s shelf life.

(c) Reimbursement. Reimbursement from Client under this Section 4.3 shall be due, where applicable, within [*****] after Halo provides written notice to Client that the relevant

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Component has expired.  Halo shall deliver to Client documentation reasonably sufficient to support the amount of such reimbursement; provided, that Halo shall not be obligated to provide specific pricing information regarding any Component that is subject to confidentiality obligations between Halo and its vendor.  In respect of any unused, but unexpired, Components reimbursed by Client hereunder, to the extent such Components are incorporated into Product subsequent to such reimbursement, Halo will credit Client for the amount reimbursed to Halo under this Section 4.3.

(d) Delay. Halo shall not be liable for any delay in delivery of Product if (i) Halo is unable to obtain any Component in a timely manner and (ii) Halo placed orders for such Component in keeping with this Section 4.3.  In the event that any Component becomes subject to purchase lead time beyond [*****], Halo and Client will negotiate in good faith an appropriate amendment to Section 4.3(a).

4.4 Shipment.

(a) Risk of Loss and Title.  Halo shall ship Product to Client or its designee FCA (Incoterms 2010) the Manufacturing Site promptly following Client’s authorization to ship pursuant to Section 5.6.  Risk of loss of Product shall remain with Halo until Halo loads Product onto the carrier’s vehicle for shipment at the shipping point, at which time risk of loss shall transfer to Client.  To the extent not already held by Client, title to Product shall transfer to Client concurrently with risk of loss.

(b) Packing and Transport.  Halo shall pack and label shipping containers in accordance with Applicable Law and transport guidelines, the Specifications, and Client’s written instructions (to the extent not inconsistent with any of the foregoing).  At Client’s request and expense, merely as a convenience for Client and without any liability accruing to Halo whatsoever (including in respect of damage in transit, delivery issues, storage/shipping condition issues or export/import issues), Halo shall reasonably cooperate with Client to facilitate, as agent for Client, (i) making shipping arrangements and/or (ii) obtaining export licences or other official authorizations necessary to export the Products, such as customs clearance. Client shall arrange for insurance and shall select the freight carrier to be used to ship Products.

(c) Delay. Halo shall not be liable for any delay in delivery of Product as a result of the matters described in clauses (1), (3) and (5) of Section 2.4(a).
ARTICLE 5

PRICING, COSTS, invoicing and payment

5.1 Initial Period Fees.  Each Price and Packaging Fee set forth on Schedule A is valid from the Effective Date until [*****];  provided, that Halo reserves the right to revise the Price and Packaging Fee, subject to reasonable negotiation between the parties, if commercial manufacturing has not commenced under this Agreement within [*****] of the Effective Date.  Halo also reserves the right to revise the Price and Packaging Fee if this Agreement is substantially amended after the Effective Date, subject to Client’s written consent, which shall not be unreasonably withheld, conditioned or delayed.

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5.2 Subsequent Year Fee Adjustments.  Effective on [*****], each of the Price and Packaging Fee shall be adjusted to reflect (i) [*****], and (ii) [*****], so as to pass on to Client the actual amount of any increase or decrease in such costs.  Halo shall provide in writing to Client by November 1 of each Year the updated Price and Packaging Fee for the subsequent Year, with appropriate supporting documentation; provided, that Halo may redact confidential portions of any supporting documents subject to obligations of confidentiality between Halo and its vendors.  Such revised fee shall be effective with respect to any Product delivered by Halo after the end of the then current Year.

5.3 Current Year Fee Adjustments.  During any Year of this Agreement, the Price and Packaging Fee shall be adjusted in accordance with this Section 5.3 to reflect extraordinary increases or decreases in Component costs due to market conditions.  A material change shall be deemed to have occurred if: (i) the cost of a given Component increases or decreases by [*****] or more of the cost for that Component upon which the most recent fee quote was based; or (ii) the aggregate cost for all Components of a given Product increases or decreases by [*****] or more of the total Component costs for such Product upon which the most recent fee quote was based.  To the extent that a Price or Packaging Fee has been previously adjusted pursuant to Section 5.2 or this Section 5.3 to reflect an increase or decrease in the cost of one or more Components, the adjustments provided for in clauses (i) and (ii) above shall operate based on the costs attributed to such Component(s) at the time the last such adjustment was made.  Halo shall provide in writing to Client the revised Price and/or Packaging Fee, with documentation to support both Halo’s normal forecasted cost and new materially changed cost; provided, that Halo may redact confidential portions of any supporting documents subject to obligations of confidentiality between Halo and its vendors.  Such revised Price and/or Packaging Fee shall be effective with respect to any Product delivered by Halo on or after the first day of the month following Client’s receipt of Halo’s notice.

5.4 Fee Adjustments Due to Technical Changes and Productivity Improvements.

(a) Technical Changes.  Amendments to a Product’s master batch record, Specifications or the applicable Quality Agreement requested by either Halo or Client will be implemented only following a technical and cost review by the parties, and are subject to Client and Halo reaching agreement on appropriate revisions to the Price and/or Packaging Fee and any other impacted fees under this Agreement.  If Halo and Client agree to proceed with such amendment and Client accepts a proposed fee revision, Halo shall implement the proposed change on the agreed timeframe, and the revised fee shall apply only to Products that are manufactured under the amended master batch record, Specifications or Quality Agreement, as applicable.  In addition, Client shall purchase from Halo any Inventory rendered obsolete as a result of such amendment based on the procedure described in Section 8.4(c), subject to the last sentence of Section 8.4.

(b) Productivity Improvements.  Halo and Client will reasonably cooperate in continuous improvement initiatives designed to reduce Product costs.  A cost reduction measure is one that reduces the internal costs or out-of-pocket expenses of either Halo or Client.  If Client provides to Halo an asset or mechanism by which to reduce Product costs (e.g., Intellectual Property or capital investment, including [*****]), then Halo shall pass through to Client all of

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the resulting net cost savings (net of implementation costs).  If Halo provides an asset or mechanism by which to reduce Product costs, then Halo and Client shall share equally the resulting net cost savings.  Halo and Client shall negotiate in good faith an appropriate vehicle for any such net cost reduction pass-through or sharing, such as a one-time payment by Halo to Client, a reduction in Price or Packaging Fee, etc.  For avoidance of doubt, any on-going method improvements adopted by Halo independently as part of its internal continuous improvement initiatives in the ordinary course shall not be subject to this Section 5.4(b).  Nothing in this Section 5.4(b) shall be construed to require Halo to disclose its confidential financial information or to grant any access to its financial books and records (other than in its sole discretion, or to a Regulatory Authority in connection with Section 7.2), nor to perform at no cost to Client any work that otherwise would comprise an Additional Service subject to payment by Client hereunder.

5.5 Multi-Country Packaging Requirements.  If and when Client decides that it wishes to have Halo provide Manufacturing Services in respect of Product for countries in addition to those countries that then comprise the Territory, Client shall inform Halo of the Packaging requirements for each additional country and Halo shall prepare a quotation for consideration by Client of the relevant Packaging Fee and any revised Component costs and changeover fees for Product destined for each additional country.  The agreed additional Packaging requirements and related Packaging Fee, costs and changeover fees shall be set out in a written amendment to this Agreement as contemplated by Section 14.2.

5.6 Invoicing.
(a) Submission. Invoices shall be sent by fax or email to such fax number or email address as Client may provide to Halo in writing from time to time.

(b) Product Invoices.  Halo shall invoice Client for the Price and any applicable Packaging Fee for Product on the date on which Halo notifies Client that the applicable Product is released by Halo’s quality assurance department.   Each Product invoice shall, to the extent applicable, identify Client’s Purchase Order number, Product batch numbers, names and quantities, Price, Packaging Fee, freight charges and the total amount to be remitted by Client.  Halo shall also submit to Client with each shipment of Product an invoice covering such shipment.

(c) Other Invoices.  Halo shall invoice Client for all other fees due under this Agreement (including in connection with True Up Amounts, Additional Services, Components, and Consumables) as and when appropriate, including any credits under such invoices.  Any fees assessed on an annual basis will be invoiced as of the first day of each Year.  Each such invoice shall reference this Agreement and identify in reasonable detail the nature of the charges therein.

5.7 Payment Terms.  Client shall pay all invoiced amounts that are not subject to a good faith dispute by Client in full within [*****] following the applicable invoice date.    Client shall make payment in U.S. dollars, and otherwise as directed in the applicable invoice. For amounts that are subject to a good faith dispute or in respect of invoices for Product that has been rejected by Client in accordance with the procedures set forth in Section 6.1, Client shall pay, within [*****] after resolution of such dispute, any amounts agreed to be due from Client pursuant

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to such resolution, together with interest as provided in Section 5.8 from the original due date of such amounts to the date of the actual payment.

5.8 Interest.  If any payment is not received by Halo by its due date, Halo may, in addition to any other remedies available at equity or in law, charge interest on the outstanding sum from the due date (both before and after any judgment) at [*****] (or, if less, the maximum amount permitted by Applicable Laws) until paid in full.

5.9 Taxes.  All taxes, duties and other amounts assessed by any Authority (excluding tax based on net income and franchise taxes) on API, PEO, Manufacturing Services or Product are the responsibility of Client, and Client shall reimburse Halo for all such taxes, duties and amounts paid by Halo to any Authority (or such sums will be added to invoices directed at Client, where applicable).

ARTICLE 6

PRODUCT CLAIMS AND RECALLS

6.1 Product Claims.

(a) Product Claims.  Client has the right to reject any portion of any shipment of Product that is alleged not to be Conforming Product (“Non-Conforming Product”) without invalidating any remainder of such shipment.  Client shall inspect Product supplied by Halo upon receipt thereof and shall give Halo written notice (a “Deficiency Notice”) of all claims that Product is Non-Conforming Product within [*****] after Client’s receipt thereof (or, in the case of Latent Defects, within [*****] after discovery thereof by Client, but in no event after the expiration date of the Product), together with a sample of the Non-Conforming Product.  Should Client fail to provide Halo with the Deficiency Notice within the applicable [*****] period, then the Product shall be deemed to have been accepted by Client as of the [*****] after delivery or discovery, as applicable, and Halo shall have no liability therefor.

(b) Evaluation.  Upon receipt of a Deficiency Notice, Halo shall have [*****] to advise Client in writing that it disagrees with the Deficiency Notice.  If Client and Halo fail to agree within [*****] after Halo's disagreement notice as to whether any Products identified in the Deficiency Notice are Non-Conforming Product, then Halo and Client shall mutually select an independent laboratory or qualified person, as appropriate, to evaluate whether such Products are Non-Conforming Product and the cause of any non-conformity.  Such evaluation shall be binding on the parties.  If such evaluation confirms that such Products are Non-Conforming Products or if Halo does not disagree with the Deficiency Notice, such Products shall be deemed properly rejected under this Section 6.1, and Halo shall bear the expenses associated with the evaluation, if any.  If such evaluation determines that Product is Conforming Product, Client shall be deemed to have accepted delivery of such Products on the [*****] after delivery (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, on the [*****] after discovery thereof by Client, but in no event after the expiration date of the Product), and Client shall bear the expenses associated with such evaluation.

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(c)Shortage. Claims for shortages in the quantity of Products shipped by Halo shall be dealt with as may reasonably be agreed to by Halo and Client in the ordinary course of business.

6.2 Product Recalls.

(a) Records and Notice.  Halo and Client shall each maintain such records as may be necessary to permit a Recall of any Product delivered to Client or customers of Client.  Each of Halo and Client shall promptly notify the other by telephone (to be confirmed in writing) of any notification, event or other information, whether received directly or indirectly, that might affect the marketability, safety or effectiveness of any Product and/or that might result in a Recall of any API, PEO or Product.  The decision to initiate a Recall or to take some other corrective action, if any, shall be made and implemented by Client.

(b) Recalls.  In the event (i) any Authority issues a directive, order or, following the issuance of a safety warning or alert with respect to a Product, a written request that any Product be Recalled, (ii) a court of competent jurisdiction orders such a Recall, or (iii) Client determines that any Product should be Recalled, Halo will co-operate as reasonably requested by Client, having regard to all Applicable Laws.

6.3 Halo’s Responsibility for Non-Conforming and Recalled Product.

(a) Non-Conforming Product.  In the event Client rejects Products in accordance with Section 6.1 and defect in Non-Conforming Product is determined to have arisen primarily from Halo’s failure to provide the Manufacturing Services in accordance with the Specifications, Applicable Laws (including cGMPs) and the Quality Agreement (“Non-Compliant Services”), Halo will, at Client’s election either (i) credit Client’s account for (A) the invoiced Price for such Non-Conforming Products, plus (B) the invoiced Packaging Fee, if any, for such Non-Conforming Products, plus (C) the API incorporated in such Non-Conforming Product at the API Cost (subject to the Maximum API Credit Value), plus (D) the PEO incorporated in such Non-Conforming Product at the PEO Cost (subject to the Maximum PEO Credit Value), plus, the reasonable transportation costs incurred by Client in respect of all of the foregoing, or (ii) replace such Non-Conforming Products with Conforming Products, contingent upon the receipt from Client of API and PEO necessary for the manufacture of such replacement Products, for which Halo shall pay Client at the API Cost (subject to the Maximum API Credit Value) and the PEO Cost (subject to the Maximum PEO Credit Value), respectively.

(b) Recalled Product Not Attributed to Halo Actions.  Halo shall not be responsible for any aspect of any Recall (including costs), and shall be entitled to full payment for all Product delivered, if a Recall is due to reasons that cannot be primarily attributed to Halo’s Non-Compliant Services.  Client shall reimburse Halo for all reasonable and documented out of pocket costs and expenses incurred by Halo in assisting Client, as may be reasonably requested by Client, in investigating any such Recall.

(c) Recalled Product Attributed to Halo Actions. In the event of any Recall arising out of or resulting from Halo’s Non-Compliant Services, Halo shall reimburse Client for all reasonable

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and documented out-of-pocket costs and expenses incurred by Client in conducting such Recall and, at Client’s election, either:

(i) credit Client’s account for (A) the invoiced Price for such Recalled Product, plus (B) the invoiced Packaging Fee, if any, for such Recalled Product, plus (C) the API incorporated in such Recalled Product at the API Cost (subject to the Maximum API Credit Value), plus (D) the PEO incorporated in such Recalled Product at the PEO Cost (subject to the Maximum PEO Credit Value); plus, the reasonable transportation costs incurred by Client and not otherwise recovered by Client in respect of such Recalled Product; or

(ii) replace such Recalled Products with Conforming Products, contingent upon the receipt from Client of API and PEO necessary for the manufacture of such replacement Products, for which Halo shall pay Client at the API Cost (subject to the Maximum API Credit Value) and the PEO Cost (subject to the Maximum PEO Credit Value), respectively.

(d) Limitations.  For avoidance of doubt, Halo shall have no obligation for or in connection with Non-Conforming Product or Recalled Product if any deficiencies in, or other liabilities associated with (and the parties expressly acknowledge and agree that it shall not be deemed to be Non-Compliant Services if), such Non-Conforming Product or Recalled Product [*****].

6.4 Disposition of Non-Conforming Products.  Client shall not, without Halo’s prior written consent, dispose of any Non-Conforming Products in relation to which it intends to assert a claim against Halo.  Halo shall bear the cost of disposition with respect to Non-Conforming Products in relation to which it bears responsibility under Section 6.3.  In all other circumstances, Client shall bear the cost of such disposition.

6.5 Customer Questions and Complaints.  Client shall have the sole responsibility for responding to questions and complaints from Client’s customers and for handling customer returns of Product.  Questions or complaints received by Halo from Client’s customers shall be promptly referred to Client in writing or by any reasonable means, including but not limited to Client’s Adverse Event Hotline at [*****] or as referenced in the Quality Agreement.  Halo shall co-operate and provide such information as reasonably required to allow Client to determine the cause of, respond to, and resolve any customer questions and complaints.  Unless it is determined that the cause of any customer complaint is Non-Compliant Services, all costs incurred by Halo under this Section 6.5 shall be borne by Client.

6.6 Sole Remedy.  Except for Halo’s indemnity obligations under Section 10.3(a) and subject to the limitations set forth in this Agreement (including Sections 10.1 and 10.2), the remedies described in this Article 6 shall be Client’s sole remedy for any Non-Conforming Product and/or Non-Compliant Services.  In addition, to the extent Client elects the remedy set forth in Section 6.3(c) in connection with Recalled Product, Client may not also elect the remedy set forth in Section 6.3(a) for Non-Conforming Product.

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ARTICLE 7

COOPERATION

7.1 Quarterly Review.  Promptly following execution of this Agreement, Halo and Client shall appoint one of its employees to be a relationship manager responsible for liaison between the parties.  The relationship managers shall meet not less than quarterly to review the current status of the business relationship and manage any issues that have arisen.

7.2 Communication with Authorities.  Subject to Section 7.7, Halo may communicate with any Authority, including any Regulatory Authority, regarding Product if, in the opinion of Halo’s counsel, such communication is necessary to comply with the terms of this Agreement or the requirements of any Applicable Law; provided, that unless, in the reasonable opinion of Halo’s counsel, there is a legal prohibition against doing so, Halo shall permit Client to accompany and take part in any communications with the Regulatory Authority regarding Product, and to receive copies of all such communications from the Regulatory Authority regarding Product.  Unless not permitted by Applicable Law, Halo shall provide notice to Client within [*****] of any communications received from any Regulatory Authority that relate to, or have the potential to affect, the Manufacturing Services.  Nothing in this Agreement shall be construed to limit Client’s ability to communicate with any Authority, including any Regulatory Authority, concerning the Products; provided, that to the extent such communication pertains to the Manufacturing Services, unless, in the reasonable opinion of Client’s counsel, there is a legal prohibition against doing so, Client can request and shall permit Halo to accompany and take part in communications with the Regulatory Authority regarding Manufacturing Services, and Client will provide Halo with copies of all communications from the Regulatory Authority regarding Manufacturing Services.

7.3 Records and Accounting by Halo.  Halo shall keep materially complete and accurate records of the manufacture, testing, storage, and shipping of Product, including master batch records, completed batch records, quality control documentation and results for all acceptance tests performed (collectively, “Records”) and retain samples of Product as necessary to comply with Applicable Law, as well as to assist with resolving Product complaints and other similar investigations.  Copies of Records and samples shall be retained for a period of [*****], or longer if required by Applicable Law, at which time Client will be consulted prior to any decisions concerning the delivery and destruction of such Records, subject to Section 14.3.

7.4 Inspection. Halo shall permit Client or Client’s designee to inspect once annually, and any other time at which Client has reasonable cause, that portion of the Manufacturing Site where Product is manufactured and review such Records as are reasonably necessary for the purpose of assessing Halo’s compliance with the Specifications and Applicable Laws, including cGMPs.  Such inspection and Records review shall be conducted upon reasonable prior notice by Client (which, in the case of annual inspections, shall be not less than [*****] prior to the proposed inspection; and in the case of any inspection for which Client has reasonable cause, shall be on reasonably in advance of the proposed inspection), at a time during normal business hours and on a date mutually agreeable to Halo and Client, and shall be coordinated by the relationship managers appointed under Section 7.1. A Halo representative shall be present at all times during any such

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inspection, and Client’s representatives conducting such audit shall comply with Halo’s standard procedures while on-site.

7.5 Notification of Regulatory Inspections or Action.   Halo shall notify Client within [*****] of learning of any inspections by any Regulatory Authority, and if such inspection specifically involves any Product, Client shall have the right to attend any such inspection. Halo shall furnish to Client (a) within [*****] after receipt, any report or correspondence issued by the FDA or other Regulatory Authority in connection with such inspection, including, but not limited to, any FDA Form 483 (list of Inspectional Observations) or applicable portions of any FDA Warning Letters that pertain to the Product in the Territory, and (b) not later than [*****] prior to the time it provides to the FDA or other Regulatory Authority, copies of proposed responses or explanations relating to items set forth above (each, a “Proposed Response”), in each case redacted of trade secrets or other confidential or proprietary information of Halo that are unrelated to its obligations under this Agreement or to Product.  Halo shall discuss with Client and consider in good faith any comments provided by Client on the Proposed Response.  After the filing of a response with the FDA or other Regulatory Authority, Halo shall notify Client and provide Client with copies of any further contacts with such Regulatory Authority relating to the subject matter of the response.

7.6 Reports.  On an annual basis, Halo will provide Client with a copy of all Product data in its control (including release test results, complaint test results, and all investigations in manufacturing, testing and storage) that Client reasonably requires in order to complete any filing required by any Regulatory Authority, including an annual report within the meaning of 21 C.F.R. § 314.81(b)(2).  At Client’s request, Halo will provide Client with a copy of the annual product review report within the meaning of 21 C.F.R. § 211.180(e).  Any additional reports requested by Client beyond the scope of cGMPs and customary requirements of Regulatory Authorities shall be subject to an additional fee to be agreed upon between Halo and Client.

7.7 Regulatory Filings.

(a) Regulatory Authority.  Client shall have the sole responsibility for filing all Product-specific documents with all Regulatory Authorities and taking any other actions that may be required for the receipt and/or maintenance of Regulatory Authority approval for the commercial manufacture of the Products.  Halo shall assist Client, to the extent consistent with Halo’s obligations under this Agreement, to obtain Regulatory Authority approval for the commercial manufacture of all Products as quickly as reasonably possible.  In addition to its obligations pursuant to Section 2.5, Halo shall have the sole responsibility for filing all documents with Regulatory Authorities and taking any other actions that may be required for the receipt and/or maintenance of Regulatory Authority licensure of the Manufacturing Sites, including such licenses as may be required to perform services generally of the nature of the Manufacturing Services.

(b) Verification of Data.  At least [*****] prior to filing in connection with obtaining regulatory approval of the Products any documents with any Regulatory Authority that incorporate data generated by Halo, Client shall provide Halo with a copy of the documents incorporating such data so as to give Halo the opportunity to verify the accuracy of such documents as they relate to

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the Halo generated data. Upon completion of the review, Halo shall return or destroy any and all documents related to its review as instructed by Client.

(c) Verification of CMC.  At least [*****] prior to filing with any Regulatory Authority any documentation which is or is equivalent to the FDA’s Chemistry and Manufacturing Controls (“CMC”) related to any marketing authorization, such as a New Drug Application or Abbreviated New Drug Application, Client shall provide Halo with a copy of the CMC documents which have relied upon Halo data for preparation.  Such disclosure shall permit Halo to verify that the CMC accurately describes the work that Halo has performed and the manufacturing processes that Halo will perform pursuant to this Agreement.  Client shall provide Halo with copies of those sections of FDA filings at the time of submission that contain chemistry, manufacturing and controls information derived from Halo data regarding the Product.  Such copies and FDA filings shall constitute Client’s Confidential Information.

(d) Deficiencies.  If, acting reasonably, Halo determines that any of the information provided by Client in accordance with clause (b) or (c) above is inaccurate or deficient, Halo shall notify Client in writing of such matter within [*****] of receipt of documents from Client. The parties shall work together to have such matters resolved prior to Client’s submission to the Regulatory Authority; provided, that Client shall have the final decision as to inclusion of any information in such submissions so long as such information does not obligate Halo to pay any money or perform any task or obligation beyond the Manufacturing Services provided for hereunder.

7.8 Quality Agreement.  If Halo and Client have executed a Quality Agreement prior to the Effective Date, it shall be attached hereto as Schedule H (and if such Quality Agreement is by only one or two of the entities included in the term “Client”, then, by signing this Agreement, each Client entity who is not party to such Quality Agreement hereby agrees that such Quality Agreement applies equally to it for purposes of this Agreement).  If Halo and Client have not executed a Quality Agreement prior to the Effective Date, a form of Quality Agreement shall be attached hereto as Schedule H and, as soon as reasonably practicable after the signing of this Agreement (and in any event prior to Halo’s performance of any Manufacturing Services),  Halo and Client shall negotiate in good faith and enter into a Quality Agreement in such form and that reflects the terms and conditions of this Agreement.  Following signature of such Quality Agreement, the parties shall replace the form at Schedule H with such executed Quality Agreement.  The Quality Agreement shall in no way determine financial responsibility of the parties for the responsibilities set forth therein.  In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with cGMPs, the provisions of the Quality Agreement shall govern.   In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any commercial matters, including allocation of risk, liability and financial responsibility, the provisions of this Agreement shall govern.

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ARTICLE 8

TERM AND TERMINATION

8.1 Term.  This Agreement shall become effective as of the Effective Date and shall continue for five (5) Years from the date of Client’s first Firm Order (“Initial Term”), unless terminated earlier by Halo or Client in accordance with Section 8.2.  The Initial Term shall automatically renew for successive terms of two (2) Years each (each, a “Renewal Term”, and together with the Initial Term, the “Term”) unless either Halo or Client gives written notice to the other of its intention to terminate this Agreement at least six (6) months prior to the end of the then-current Initial Term or Renewal Term, as applicable.

8.2 Early Termination.

(a) Breach.  Either Halo or Client may terminate this Agreement upon written notice to the other party effective immediately if such other has failed to remedy a material breach of this Agreement within thirty (30) calendar days following receipt of a written notice that describes the material breach in reasonable detail and expressly states that it is a notice under this Section 8.2(a),  provided, however, if the material breach cannot be cured within thirty (30) calendar days, then if the material breach is capable of being cured and the defaulting party substantially commences in good faith the cure within twenty (20) calendar days after receipt of the written notice of material breach and completes the cure within sixty (60) days from receipt of such written notice, then the non-defaulting party shall not be permitted to terminate this Agreement as a result of such material breach.   If the defaulting Party is solely Halo, then the Requirements Obligation under Section 2.1 shall be waived for the foregoing thirty (30) and sixty (60) day periods, the Quarterly Minimum shall be reduced on a pro rata basis for the foregoing thirty (30) and sixty (60) day periods, and Halo will reimburse Client for any reasonable, out-of-pocket costs actually incurred by Client to itself fulfill or have fulfilled Manufacturing Services under Article 2 during such periods in which the Requirements Obligation is waived.

(b) Bankruptcy.  Either Halo or Client may terminate this Agreement immediately without further action (including without any written notice to the other) in the event that (i) any one of the entities included in the term “Client” or Halo, respectively, is declared insolvent or bankrupt by a court of competent jurisdiction, and such declaration or order remains in effect for a period of sixty (60) days, (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by any one of the entities included in the term “Client” or Halo, respectively, or (iii) this Agreement is assigned by any one of the entities included in the term “Client” or Halo, respectively, for the benefit of creditors.

(c) Regulatory Considerations.  Client may terminate this Agreement as to any Product and applicable portion of the Territory upon thirty (30) days’ prior written notice to Halo in the event that (i) any Regulatory Authority takes any action or raises any objection that prevents Client from importing, exporting, purchasing or selling such Product in all or part of the Territory, or (ii) subject to Section 8.3, Client elects to discontinue selling or otherwise withdraws from the market such Product in all or part of the Territory.

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(d) Force Majeure. Either Halo or Client may terminate this Agreement upon written notice as permitted by Section 14.1 (Force Majeure).

8.3 Product Discontinuation.  Client shall use commercially reasonable efforts to provide at least [*****] advance notice to Halo if it intends to no longer order Manufacturing Services for a Product due to its election to discontinue or otherwise withdraw from the market any Product in all or part of the Territory.

8.4 Obligations on Termination. If this Agreement expires or is terminated in whole or in part for any reason, then, in addition to the applicable terms of Section 8.5:

(a) Work in Process.  At Client’s election, Halo shall either (i) complete any Product that is a work in process, which Product shall be subject to Section 8.4(b), or (ii) or cease such work and transfer such work in process into storage containers, which work in process shall be subject to Section 8.4(c); it being understood that if Client fails to timely make such an election or if termination is by Halo under Section 8.2(a) or 8.2(b), clause (ii) above shall automatically apply;

(b) Product.  Client shall take delivery of and pay for, at the Price and Packaging Fee in effect at the time, all completed, undelivered Conforming Product that Halo has produced pursuant to a Firm Order;

(c) Inventory.  Except in the event of termination of this Agreement for Halo’s uncured material breach, Client shall purchase, at Halo’s cost, all Inventory then in stock or that is later delivered by a Third Party vendor pursuant to non-cancellable orders, and shall reimburse Halo for any cancellation fees assessed by Third Party vendors for Inventory orders that are cancellable; provided, that Halo provides to Client, upon reasonable request, copies of vendor purchase orders and/or contracts to support Halo’s assertion that an order is non-cancellable; provided further, that Halo may redact confidential portions of any such supporting documents pursuant to obligations of confidentiality between Halo and the applicable vendor.

(d) Client-Supplied Materials. Halo shall return to Client all unused API and PEO, and deliver to Client all Inventory paid for by Client pursuant to clause (c) above;
(e) Records and Samples. Halo shall maintain reserve samples and batch production records in accordance with Applicable Law;

(f) Stability.  At Client’s election, Halo shall either (i) continue to perform any ongoing stability testing or (ii) ship the stability samples to Client; it being understood that if Client fails to timely make such an election or if termination is by Halo under Section 8.2(a) or 8.2(b), clause (ii) above shall automatically apply;

(g) Technology Transfer.  At Client’s request and so long as Client is not in breach of Article 11, Halo shall permit Third Parties to access to the Manufacturing Sites for purposes of effecting a technology transfer of Client’s Product and Specifications, subject to Halo’s prior written consent, which shall not be unreasonably withheld (provided, that if Client is in breach of Article 11, but not in material breach of Article 11, then the foregoing right of qualified access

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shall be limited to Third Parties that are not direct competitors of Halo (i.e., a North America-based contract manufacturing organizations)); and

(h) Quarterly Minimum.  If termination occurs prior to the end of the Initial Term and such termination is by Halo under Section 8.2(a), 8.2(b), or 8.2(d) or by Client under Section 8.2(c)(except where the basis for such termination is the result of an action or objection by a Regulatory Authority that is not due to the fault of Client (e.g., if a Regulatory prohibits the sale of opioid products)), Client shall pay Halo an amount equal to (i) if termination is not concurrent with the end of a Contract Quarter, the amount that would have been due from Client to Halo under Section 4.2 if the Agreement had remained in effect through the end of the then-current Contract Quarter and Client had ordered no more Product during the then-current Contract Quarter plus (ii) the amount that would have been due from Client to Halo under Section 4.2 for each remaining full Contract Quarter of the Initial Term, but not to exceed [*****], if the Agreement had remained in effect through the end of the Initial Term and Client had not ordered any Product during any such Contract Quarter.  Notwithstanding anything to the contrary herein, payment by Client of the amounts set forth in this Section 8.4(h) shall constitute Halo’s sole and exclusive remedy for termination of this Agreement by Halo under Section 8.2(a), 8.2(b), or 8.2(d) or by Client under Section 8.2(c) (subject to the other provisions of this Section 8.4);

with any costs incurred by Halo to comply with the obligations in the foregoing clauses (a) – (h), including shipping and related expenses, to be borne by Client, except in the event of termination of this Agreement by Client pursuant to Section 8.2(a) or 8.2(d), in which case Halo shall bear all such expenses.  In lieu of taking possession of any of the materials described in clause (b), (c) or (d) above, Client may direct Halo to destroy such items, which Halo shall cause to be done at Client’s cost except as provided in the preceding sentence.

8.5 Survival.  Any termination or expiration of this Agreement shall not affect any obligations or payments due hereunder and outstanding as of the date of such termination or expiration, nor shall it prejudice any other rights or remedies that a party may have under this Agreement.  Notwithstanding any termination or expiration of this Agreement for any reason, the parties’ rights and obligations under the following provisions shall survive and continue in effect in accordance with their respective terms: Sections 2.1(b)(vi)(D), 3.6, 5.6 – 5.9, 7.3, 8.4, 8.5 and 9.4, and Articles 6, 10, 11, 12 (excluding Section 12.1(b)), 13 and 14.

ARTICLE 9

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1 Authority.  Each party represents and warrants to the other that (a) it has the full right and authority to enter into this Agreement, (b) it is in good standing in its jurisdiction of organization and all jurisdictions in which it operates, (c) the execution and delivery of this Agreement and the performance of such its obligations hereunder do not conflict with, or constitute a default or require any consent under, any contractual obligation of such party, and (d) it will comply with all Applicable Laws in performing its obligations under this Agreement.

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9.2 Client Warranties. Client covenants, represents and warrants to Halo that:

(a) to the best of Client’s knowledge, the preliminary copy of the Specifications provided by Client to Halo further to Section 3.3 is true and accurate in all material respects, and, to the best of Client’s knowledge, there will be no material change to such Specifications;

(b) it shall at all times comply with all material Applicable Laws relating to its activities under this Agreement, and in particular (i) all Product delivered to Client by Halo hereunder shall be held, used, distributed, sold and otherwise disposed of by or on behalf of Client in accordance with all Applicable Laws and (ii) all artwork, the content of all Packaging, and all other Specifications delivered by or on behalf of Client to Halo for use in the Manufacturing Services shall comply with Applicable Law;

(c) it owns or is licensed (with the right to sublicense to Halo) to all right, title and interest in and to all Intellectual Property rights relating to the Product (other than Halo’s Intellectual Property) provided by Client to Halo for use in connection with providing Manufacturing Services, and such Intellectual Property (i) may lawfully be used by Halo in connection with providing Manufacturing Services and (ii) so long as Halo uses such Intellectual Property solely as contemplated by this Agreement, such use, to the best of Client’s knowledge, does not and will not infringe, violate or misuse any Third Party Rights;

(d) to the best of Client’s knowledge, the manufacture of the Product in accordance with the Specifications, and the use of the API and PEO in the Product in the Territory, do not and will not infringe, violate or misuse any applicable United States or foreign Third Party Rights, and it has no knowledge of any actual or threatened claims, actions or proceedings alleging the infringement, violation or misuse of any Third Party Rights in connection with the manufacture of the Product or the use of the API or PEO in the Product in the Territory; and

(e) Client shall have contractually required its suppliers of API and PEO provided to Halo hereunder to have been manufactured in accordance with Applicable Law, including cGMPs, and at the time of delivery under Section 3.4 to meet all applicable Specifications and not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws;

(f) the Injection Molding Machines are of a size, design capacity, and manufacture selected by Client, and as of the Effective Date the IM Machines are (i) suitable for Client’s purposes, (ii) sufficient to produce the quantities of Product that Client expects to order hereunder subject to the capacity constraints described in Section 3.2(c), (iii) are compliant with cGMPs, and (iv) have been delivered and installed in good operating condition; and

(g) each of the API Cost and PEO Cost accurately reflects Client’s actual, out-of-pocket cost to procure the API and PEO, respectively, from its Third Party vendors and provide it to Halo.

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9.3 Halo Warranties. Halo covenants, represents and warrants to Client that:
(a) to the best of Halo’s knowledge, there are no Third Party Rights related to Halo’s Intellectual Property that would be infringed, violated or misused by Halo’s performance of the Agreement;

(b) it has no knowledge of any claims, actions or other actual or threatened legal proceedings or investigations by any Regulatory Authority, the subject of which is (i) the infringement, violation or misuse of Third Party Rights related to any Halo’s Intellectual Property or (ii) the violation of Applicable Law by Halo or the Manufacturing Sites;

(c) it does not and will not use in the performance of its obligations under this Agreement the services of any individual debarred or suspended under 21 U.S.C. §335(a) or (b);

(d) it does not have and will not hire as an officer or employee any individual who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the Federal Food, Drug, and Cosmetic Act; and

(e) all Product provided to Client hereunder have been manufactured in accordance with the Quality Agreement, the manufacturing process set forth in the Product Specifications (subject to permitted deviations) and Applicable Law, including cGMPs, and shall at the time of delivery under Section 4.4(a) meet all Specifications and not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws; provided, that no representation or warranty is made by Halo to the extent of (and Halo shall not be liable for any defect in Product attributable to) any of the matters described in Section 6.3(d) or clauses (2) and (4) of Section 2.4(a) (the foregoing, the “Product Warranty”).

9.4 Limited Warranty.  NO PARTY MAKES ANY REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND, EITHER EXPRESS OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS ARTICLE 9.  HALO EXPRESSLY DISCLAIMS THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY OF MERCHANTABILITY WITH RESPECT TO THE PRODUCTS.

ARTICLE 10

REMEDIES, INDEMNITIES and INSURANCE

10.1 No Consequential Damages.    Except for [*****], under no circumstances whatsoever shall either Halo or Client be liable to the other (or any related Person) in contract, tort, negligence, breach of statutory duty or otherwise for (a) any (direct or indirect) loss of profits (including lost sales, business interruption or lost business opportunities), revenues, production, anticipated savings, data, business or goodwill or (b) any other liability, damage, cost or expense of any kind incurred by any other party of an incidental, indirect, consequential, exemplary, punitive or special nature, regardless of any notice of the possibility of such damages.

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10.2 Limitation of Liability.

(a) API. Except as expressly set forth in Sections 2.1(b)(i), 2.3(e), 6.3(a) and 6.3(c) of this Agreement, under no circumstances whatsoever shall Halo be responsible for any loss, damage or destruction of API.  Halo’s maximum aggregate liability for loss or damage to all API under this Agreement, including Sections 2.1(b)(i), 2.3(e), 6.3(a) and 6.3(c), shall not exceed the Maximum API Credit Value in any given Year.

(b) PEO. Except as expressly set forth in Sections 2.1(b)(ii), 2.3(e), 6.3(a) and 6.3(c) of this Agreement, under no circumstances whatsoever shall Halo be responsible for any loss, damage or destruction of PEO.  Halo’s maximum aggregate liability for loss or damage to all PEO under this Agreement, including Sections 2.1(b)(ii), 2.3(e), 6.3(a) and 6.3(c), shall not exceed the Maximum PEO Credit Value in any given Year.

(c) Maximum Liability. Halo’s maximum liability under this Agreement resulting from a breach of its representations, warranties or other obligations under this Agreement shall not exceed [*****].    The foregoing shall not apply to [*****].

(d) For the avoidance of doubt, any amounts paid or credited to Client by Halo under this Agreement (i) in respect of lost, damaged or destroyed API shall not exceed the Maximum API Credit Value, (ii) in respect of lost, damaged or destroyed PEO shall not exceed the Maximum PEO Credit Value, and (iii) in respect of any and all liabilities under this Agreement (including in connection with API and PEO) shall not exceed the cap set forth in clause (c) above.

10.3 Indemnification.

(a) By Halo. Halo shall indemnify and hold harmless Client, its Affiliates, and their respective officers, employees and agents (“Client Indemnitees”) from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses, and disbursements, including reasonable attorneys’ fees and expenses (collectively, “Losses”), in connection with any claim, suit or action asserted by a Third Party (“Third Party Claim”) caused by, relating to, based upon, arising out of or in connection with: (a) any breach by Halo of any of Halo’s representations, warranties or covenants under this Agreement; (b) any actual or alleged infringement or violation of any Third Party’s patent, trade secret, copyright, trademark or other proprietary rights by Halo’s Intellectual Property (excluding Inventions allocated to Halo pursuant to Section 12.2(b)); or (c) Halo’s willful misconduct or negligence; except in each case to the extent any such Losses were caused by or arose out of any Client Indemnitee’s (i) breach of the representations, warranties or covenants set forth herein, (ii) willful misconduct or negligence or (iii) other matter subject to indemnity by Client pursuant to Section 10.3(b).

(b) By Client.  Client shall indemnify and hold harmless Halo, its Affiliates, and their respective officers, employees and agents (“Halo Indemnitees”) from and against any and all Losses in connection with any Third Party Claim caused by, relating to, based upon, arising out of or in connection with: (a) breach of any of Client’s representations, warranties, or covenants under this Agreement; (b) any actual or alleged infringement or violation of any Third Party’s patent, trade secret, copyright, trademark or other proprietary rights by Intellectual Property or materials

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provided by Client, including API,  (c) product liability arising from defective API or PEO; (d) Client’s willful misconduct or negligence; or (e) the promotion, distribution, use, misuse, sale or effect of the API or Product; except in each case to the extent any such Losses were caused by or arose out of any Halo Indemnitee’s (i) breach of the representations, warranties or covenants set forth herein, (ii) willful misconduct or negligence or (iii) other matter subject to indemnity by Halo pursuant to Section 10.3(a).

(c) Procedure.

(i) Claims.  As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement, but in any event no later than [*****] after becoming aware thereof, the party claiming indemnification (the “Indemnified Person”) shall give written notice to the party from which indemnification is sought (the “Indemnifying Person”) of such claim in accordance herewith (the “Claim Notice”); provided, that the failure of the Indemnified Person to give such notice shall not relieve the Indemnifying Person of its obligations under this Section 10.3 except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby.  The Claim Notice shall set forth in reasonable detail (A) the facts and circumstances giving rise to such claim for indemnification, including all relevant, reasonably available, material supporting documentation, (B) the nature of the Losses suffered or incurred or expected to be suffered or incurred, (C) a reference to the provisions of this Agreement in respect of which such Losses have been suffered or incurred or are expected to be suffered or incurred, and (D) the amount of Losses actually suffered or incurred and, to the extent the Losses have not yet been suffered or incurred, a good faith estimate of the amount of Losses that could be expected to be suffered or incurred.

(ii) Participation.  The Indemnifying Person may, at its own expense, (i) participate in the defense of any such Third Party Claim and (ii) upon notice to the Indemnified Person, at any time during the course of any such Third Party Claim, assume the defense thereof with counsel of its own choice.  In the event of such assumption, the Indemnifying Person shall have the exclusive right, subject to clause (A) in the proviso in Section 10.3(c)(iii), to settle or compromise such Third Party Claim.  If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person (subject to the foregoing provisions of this Section 10.3(c)(ii)).  Whether or not the Indemnifying Person chooses to defend any such Third Party Claim, all parties hereto shall cooperate in the defense thereof.

(iii) Settlement or Compromise.  Any settlement or compromise made or caused to be made by the Indemnified Person (unless the Indemnifying Person has the exclusive right to settle or compromise under Section 10.3(c)(ii)) or the Indemnifying Person, as the case may be, of any such Third Party Claim shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that (i) no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement or compromise without its prior written consent and (ii) the Indemnified Person

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will not compromise or settle any Third Party Claim without the prior written consent of the Indemnifying Person, in each case, which consent shall not be unreasonably withheld.
(iv) Mitigation.

(A) Each Indemnified Person shall use commercially reasonable efforts to mitigate any Losses that such Indemnified Person asserts or is reasonably likely to assert under this Section 10.3; provided, however, that the use of such commercially reasonable efforts shall not be a condition to bringing a claim for indemnification hereunder in respect of such Losses; and provided, further, that if an Indemnified Person shall fail to make such commercially reasonable efforts to mitigate any such Losses, then, notwithstanding anything to the contrary contained in this Agreement, no Indemnifying Person shall be required to indemnify any Indemnified Person for that portion of any Losses that could reasonably be expected to have been avoided if the Indemnified Person had made such efforts.

(B) Notwithstanding anything to the contrary contained in this Agreement, the amount of any Losses incurred or suffered by any Indemnified Person shall be calculated after giving effect to (1) any insurance proceeds received by the Indemnified Person (or any of its Affiliates) with respect to such Losses and (2) any recoveries obtained by the Indemnified Person (or any of its Affiliates) from any other Third Party in respect of such Losses, and each Indemnified Person shall exercise commercially reasonable efforts to obtain such proceeds, benefits and recoveries; provided, however, that such exercise shall not be a condition to bringing a claim for indemnification hereunder in respect of such Losses.  If any such proceeds, benefits or recoveries are received by an Indemnified Person (or any of its Affiliates) with respect to any Losses after an Indemnifying Person has made a payment to the Indemnified Person with respect thereto, the Indemnified Person (or such Affiliate) shall promptly pay to the Indemnifying Person the amount of such proceeds, benefits or recoveries (up to the amount of the Indemnifying Person’s payment).

(C) Upon making any payment to an Indemnified Person in respect of any Losses, the Indemnifying Person will, to the extent of such payment, be subrogated to all rights of the Indemnified Person (and its Affiliates) against any Third Party in respect of the Losses to which such payment relates.  Such Indemnified Person (and its Affiliates) and Indemnifying Person will execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights.

10.4 Insurance.
(a) Coverage. Each party shall purchase and maintain insurance, at its own expense, as required to protect Client and Halo as follows:
(i) Client:

(A) Commercial General Liability Insurance (Primary) with limits of not less than [*****] per occurrence and in the aggregate for bodily injury, personal injury and property damage, with coverage for blanket contractual liability, independent contractors and

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severability of interest; which insurance may be satisfied through a combination of primary and umbrella liability insurance;

(B) Automobile Liability with a limit of liability not less than [*****] per occurrence combined single limit for bodily injury (including death) and property damage liability, with coverage for owned, non-owned and hired vehicles; and

(C) Products and Completed Operations Insurance with limits of not less than [*****] per occurrence and in the aggregate for bodily injury or property damage.
(ii) Halo:

(A) Commercial General Liability Insurance (Primary) with limits of not less than [*****] per occurrence and in the aggregate for bodily injury, personal injury and property damage, with coverage for blanket contractual liability, products and completed operations, independent contractors and severability of interest;

(B) Automobile Liability with a limit of liability not less than [*****] per occurrence combined single limit for bodily injury (including death) and property damage liability, with coverage for owned, non-owned and hired vehicles;

(C) Excess or Umbrella Coverage of not less than [*****]; and
(D) Professional Liability (errors and omissions) insurance with limits of not less than [*****] per occurrence and in the aggregate.

(b) Additional Requirements.  The foregoing insurance, excluding auto, shall be on a claims made basis, shall remain in force throughout the Term and for [*****] following expiration or termination of this Agreement, and shall be maintained with companies having an A.M. Best’s rating of A- VII or better.   Each party shall provide each other party with certificates of insurance evidencing the required insurance on written request.  In no event shall work be performed until such evidence of the required insurance has been furnished.  Each party shall give each other party at least [*****] prior written notice in the event of cancellation or non-renewal of any such required insurance.  Each party shall name each other party, its agents and employees, as additional insureds on all policies of required insurance.

10.5 Reasonable Allocation of Risk.    The provisions of this Agreement (including this Article) are reasonable and create a reasonable allocation of risk having regard to the relative profits the parties respectively expect to derive from the Products; and that Halo, in its fees for the provision of the Manufacturing Services, has not accepted a greater degree of the risks arising from the manufacture, distribution, sale and use of the Products, based on the fact that Client has developed the Products and requires Halo to manufacture and label the Products strictly in accordance with the Specifications; and that Client and not Halo is in a position to inform and advise potential users of the Products as to the circumstances and manner of use of the Products.

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ARTICLE 11

CONFIDENTIALITY

11.1 Confidentiality.    The Parties agree that the Master Confidentiality Agreement, dated [*****], between the Parties (the “Master Confidentiality Agreement”) shall govern the Parties’ and their respective Affiliates’ confidentiality and non-use obligations with respect to Confidential Information (as defined therein) provided or communicated in connection with this Agreement; provided, that:

(a) Section 3.6 is hereby amended by adding the following to its end:  “In addition, (i) the receiving Party is not required to return or destroy any Confidential Information if doing so would violate any applicable law, regulation or court order, (ii) the receiving Party shall not be required to expunge any minutes or written consents of its Board of Directors (or equivalent), and (iii) to the extent that the receiving Party’s computer back-up or archiving procedures create copies of Confidential Information, the receiving Party may retain such copies for the period it normally archives backed-up computer records, so long as such copies are not readily accessible and are not used or consulted for any purpose other than disaster recovery.  Any Confidential Information retained pursuant to the foregoing sentence shall remain subject to the provisions of this Section 3.2.”

(b) Section 4.6 is hereby amended by including for Halo the contact information set forth in Section 14.4 of this Agreement.

11.2 Publicity.  Neither Halo nor Client will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby, including identifying the other as a business partner or in connection with any scholarly or industry publications or presentations, without the other’s express prior written consent.  The foregoing shall not apply to the extent disclosure is required under Applicable Laws, by any Authority or by the rules of any stock exchange on which the securities of the disclosing party are listed, in which case the disclosing party shall reasonably consult with and consider the other party’s comments as to the form, nature and extent of the press release or public disclosure prior to issuing or making the disclosure.

ARTICLE 12

INTELLECTUAL PROPERTY

12.1 Intellectual Property.

(a) Existing Items.  Subject to the other provisions of this Article 12:  (a) all Intellectual Property owned by or licensed by Third Parties to a party or any of its Affiliates shall be owned by such party; (b) neither Halo nor Client has, nor shall it acquire, any interest in any of the other’s Intellectual Property except to the extent expressly set forth in this Agreement, and (c) each of Halo and Client agrees not to use any Intellectual Property of the other except as specifically authorized by the other or as required for the performance of its obligations under this Agreement.

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(b) License to Halo.  For the Term, Client hereby grants to Halo a non-exclusive, paid-up, royalty-free, non-transferable, irrevocable license to use Client’s Intellectual Property in connection with the Manufacturing Services

12.2 Inventions.

(a) Client Inventions.  As between Halo and Client, all Inventions generated or derived by or on behalf of Halo or any of its employees, contractors or agents in the course of performing the Manufacturing Services, to the extent specific to, or dependent upon, the development, manufacture, use and sale of Client’s Product, and all Intellectual Property pertaining to such Inventions, shall be the exclusive property of Client.  Such Inventions are included in the Intellectual Property licensed to Halo under Section 12.1(b).

(b) Halo Inventions.  As between Halo and Client, all Inventions generated or derived by or on behalf of Halo or any of its employees, contractors or agents in the course of performing the Manufacturing Services to the extent not specific to, or dependent upon Client’s Product, and which have application to manufacturing processes or formulation development of drug products or drug delivery systems generally, and all Intellectual Property pertaining to such Inventions, shall be the exclusive property of Halo (the “Broader Intellectual Property Rights”).  Halo hereby grants to Client a perpetual, non-terminable, irrevocable, non-exclusive, paid-up, royalty-free, sublicensable license to use Halo’s Broader Intellectual Property Rights to manufacture or have manufactured, use, sell, offer for sale and import Client’s Product.

(c) Disclosure.  Halo shall submit to Client a written description of all Inventions generated or derived by or on behalf of Halo or any of its employees, contractors or agents in the course of performing the Manufacturing Services, including any Broader Intellectual Property Rights.  Client may disclose Broader Intellectual Property Rights in any patent application claiming Client’s Inventions, as Client may reasonably require to support the claimed subject matter of such patent application, subject to Halo’s prior written approval, which shall not be unreasonably withheld.

(d) Each of Halo and Client shall be solely responsible for the costs of filing, prosecution and maintenance of patents and patent applications on its own Inventions.
ARTICLE 13

DISPUTE RESOLUTION

13.1 Escalation.  Halo and Client shall try to resolve any dispute arising out of or in connection with this Agreement other than a dispute determined in accordance with Section 6.1(b) (a “Dispute”) amicably between themselves before resorting to any formal dispute resolution proceeding.  To this end, either Halo or a single Client entity designated by the Client entities to act on behalf of all Client entities (the “Client Party”) may send a notice of Dispute to the other, whereupon each of them shall appoint, within [*****], a single, senior representative having full power and authority to resolve the Dispute (a “Facilitator”).  The Facilitators shall meet and discuss as necessary to try to resolve the Dispute as quickly as practicable.

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13.2 Technical Disputes.  Where a Dispute relates exclusively to technical aspects of the Manufacturing Services or related activities under this Agreement (a “Technical Dispute”), the Facilitators shall be competent to address the technical nature of the issues in question.  If, despite their reasonable efforts, the Facilitators have not resolved the Technical Dispute within a reasonable period of time given the nature of the issue, but in any event within [*****] of the date of the Dispute notice, the Technical Dispute shall, at the request of either Halo or the Client Party, be referred for determination to an expert in accordance with Schedule F.  If such parties cannot agree whether a dispute is a Technical Dispute, Section 13.3 shall govern.  For the avoidance of doubt, nothing in this Agreement (including Schedule F) is intended to or shall remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether any Product is to be released for sale or distribution.

13.3 Commercial Disputes.  If Halo or the Client Party fails to timely appoint a Facilitator or if, despite their reasonable efforts, the Facilitators have not resolved a Dispute (other than a Technical Dispute) within [*****] from the date of the Dispute notice, the Dispute shall immediately be referred to the President of Halo and the Client Party (or such other officer as he/she may designate), who will meet and discuss as necessary to try to resolve the Dispute.  Should such officers fail to resolve the Dispute, either Halo or the Client Party may resort to a court of competent jurisdiction or any other method of binding dispute resolution on which Halo and the Client Party may agree.

13.4 Jurisdiction; Language.  Any Dispute resolution proceeding under this Article 13 shall be conducted in the jurisdiction of New Jersey, if Halo is the defendant party, or in Pennsylvania if any one or more Client entities are the defendant party(ies); in the English language.

13.5 Prevailing Party.  As between Halo and Client, the party that prevails in any Dispute resolution proceeding shall have the right to recover from the other any reasonable attorneys’ fees and costs incurred by reason of such proceeding.

ARTICLE 14

MISCELLANEOUS

14.1 Force Majeure.  No party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by:  any strikes, labor disputes of whatever nature, other labor disturbances, or lockouts; quarantines or communicable disease outbreaks; acts of government or state, embargos, or compliance with any order or regulation of any Authority acting within color of right; civil commotion, insurrection, riots, wars, or acts of terrorism; fires, floods, storms, or other acts of God; interruption of or delay in transportation; lack of, prevention in, or hindrance in obtaining energy, fuel, power, other utilities; failure of suppliers or lack of or inability to obtain components; or any other reason, cause or contingency beyond the control and without fault or negligence of the party affected thereby (a “Force Majeure Event”).  If Halo or Client claims a right to excused performance under this Section 14.1, it shall immediately notify the other in writing of the extent of its inability to perform, which notice shall specify the Force Majeure Event.  If Halo or Client’s performance of any obligation under this Agreement is delayed owing to a Force Majeure Event for any continuous period of more than [*****], the other may

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terminate this Agreement without penalty upon written notice to Halo or Client, respectively.  No party shall be entitled to rely on a Force Majeure Event to relieve it from an obligation to pay money (including any interest for delayed payment) that would otherwise be due and payable under this Agreement.  In addition, Client may not claim a right to excused performance under this Section 14.1 unless all the entities included in the term “Client” are subject to the applicable Force Majeure Event.

14.2 Additional Products and Expanded Territory.  Additional products and countries may be added to this Agreement upon the parties written agreement, and such additional products and countries shall be governed by the general conditions hereof.  The parties shall amend or supplement this Agreement (including the Schedules) as necessary to reflect their agreement with respect to Product-specific or country-specific terms, including Price, Packaging Fee and Territory.

14.3 Right to Dispose and Settle.  If Halo requests in writing Client’s direction with respect to disposal of any Inventory, API, equipment, Records, samples or other items belonging to Client and is unable to obtain a response from Client within [*****] after making reasonable efforts to do so, Halo shall have the right to dispose of such items at Client’s expense (which may be by set off against any credit on Client’s account).

14.4 Notices.  Any notice, approval, instruction or other written communication required or permitted hereunder shall be sufficient if made or given to Halo or Client, as the case may be, by personal delivery, by facsimile communication, by delivery via nationally recognized overnight courier service, by first class mail postage prepaid, or by PDF attachment to an email or similar electronic transmission to the mailing address, facsimile number or email address set forth below:

If to Client:

Egalet Corporation

600 Lee Road, Suite 100

Wayne, PA 19087 USA

Attention:  [*****]

Facsimile No:  [*****]

Email (optional):  [*****]

If to Halo:

Halo Pharmaceutical, Inc.
30 North Jefferson Road

Whippany NJ 07981 USA

Attention: [*****]

Facsimile No.: [*****]

Email (optional):  [*****]

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or to such other contact information provided to the other party in accordance with the terms of this Section 14.4.  Notices or written communications made or given by personal delivery, overnight courier service, facsimile or email shall be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, [*****] after being deposited in the United States mail, postage prepaid or upon receipt, whichever is sooner.  For the avoidance of doubt, Halo’s giving of notice to Egalet Corporation in accordance with this Section 14.4 shall suffice for notice also to Egalet Ltd. and Egalet US Inc.

14.5 Assignment.  This Agreement will be binding upon and inure to the benefit of the parties, their successors and permitted assigns.  Neither Halo nor Client may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, except with the other’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  If Halo or Client desires to assign this Agreement, it shall give written notice to the other with sufficient detail to enable the other to properly consider the matter, and any assignee reasonably acceptable to the other shall be required to covenant in writing with such party(ies) to be bound by the terms of this Agreement.  In the event Halo or Client consents to the delegation of any of the other’s obligations under this Agreement, the delegating party shall remain responsible for any breach of this Agreement by any such delegate.  Notwithstanding the foregoing, either Halo or Client may assign this Agreement in its entirety or delegate any portion of its obligations without the other’s consent, but subject to prior written notice, to any of its Affiliates or to a successor to or purchaser of all or substantially all of the business or assets of the assigning party or the assigning party’s business unit responsible for performance under this Agreement.

14.6 Construction.

(a) Independent Contractors.  The parties are independent contractors to one another and this Agreement shall not be construed to create between Halo and Client any other relationship such as, by way of example only, that of employer-employee, principal-agent, joint-venturers, partners or any similar relationship, the existence of which is expressly denied by the parties.

(b) No Third Party Benefit or Right.      Nothing in this Agreement shall confer or be construed as conferring on any Person other than the parties hereto any benefit or the right to enforce any express or implied term of this Agreement.

(c) Entire Agreement.  This Agreement (including its Schedules and any other attachments), together with the Quality Agreement, constitutes the full, complete, final and integrated agreement between and among the parties relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof.

(d) PMSA.  The parties acknowledge and agree that the PMSA is terminated in all respects as of [*****].   For clarity, as of such termination, [*****].  In addition, the Parties acknowledge and agree [*****].

(e) Other Terms. No terms, provisions or conditions of any purchase order, quote, proposal, invoice, or other business form or written authorization used by Client or Halo will have

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any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of Client or Halo to object to such terms, provisions, or conditions, except to the extent such document specifically refers to this Agreement, sets forth an express intent to override it, and is signed by all parties.

(f) Amendments.  Any modification, amendment or supplement to this Agreement must be in writing and signed by authorized representatives of all parties to be effective, except to the extent otherwise expressly provided in this Agreement; provided, that the signature of any one Client entity shall be binding on all the Client entities.

(g) Waivers. Either Halo’s or Client’s failure to require the other to comply with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

(h) Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

(i) Drafting Party.  The language in this Agreement is to be construed in all cases according to its fair meaning. Halo and Client acknowledge that each of them and their respective counsel have reviewed and revised this Agreement and that any rule of construction, to the effect that any ambiguities are to be resolved against the drafting party are not to be employed in the interpretation of this Agreement.

(j) Divisions.  The division of this Agreement into Articles, sections, subsections and Schedules and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement.  Unless otherwise indicated, any reference in this Agreement to a Section or Schedule refers to the specified Section or Schedule to this Agreement.  In this Agreement, the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement as a whole (including any Schedules hereto) and not to any particular part, Section, Schedule or the provision hereof.

(k) Certain Terms.  Whenever used in this Agreement, unless otherwise specified:  (i) all monetary amounts are expressed in, and all references to “$” or “Dollars” mean, the lawful currency of the United States of America; (ii) the word “include” (with its grammatical variations) mean “include, without limitation,” “include but are not limited to”, or words of similar import; (iii) the words “agree” or “written agreement” will not impose any obligation on Halo or Client to agree to any terms or to engage in discussions relating to such terms, except as such party may elect in such party’s sole discretion; (iv) the word “days” means calendar days; (v) the words “copy” and “copies” include, to the extent available, electronic copies, files or databases containing the information, files, items, documents or materials to which such words apply; and (vii) all references to the singular shall include the plural and vice versa.

(l) Schedules. The following Schedules are attached to, incorporated in and form part of this Agreement:

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Schedule A-Product List & Manufacturing Services Fees

Attachment:  Preliminary Product Specifications

Schedule B-Additional Services

Schedule C-Form of Inventory Report

Schedule D-Form of Annual Reconciliation Report

Schedule E-Form of Exclusive Components Purchasing Summary

Schedule F-Technical Dispute Resolution

Schedule G-Client-Supplied Material

Schedule H-Quality Agreement

Schedule I-List of Territories

Schedule J-  IM Machines

Schedule K-Existing Orders Qualifying as Additional Services

14.7 Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey and the laws of the United States applicable therein.  The UN Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

14.8 Further Assurances.  The parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

14.9 Execution in Counterparts.  This Agreement may be executed in two or more counterparts, by original or facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature page follows

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IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

HALO PHARMACEUTICAL, INC.

by /s/ L. Lee Karras_______________

Name:  L. Lee Karras

Title:  Chief Executive Officer

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EGALET CORPORATION

by /s/ Robert S. Radie_____________________

Name:  Robert Radie______________________

Title: President & CEO____________________

EGALET LTD.

by /s/ Robert S. Radie_____________________

Name:  Robert Radie______________________

Title: President & CEO____________________

EGALET US INC.

by /s/ Robert S. Radie_____________________

Name:  Robert Radie______________________

Title: President & CEO____________________

2

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SCHEDULE A

PRODUCT LisT & manufacturing services FEES

[*****]

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[*****]  Material omitted and separately filed with the Commission under a request for confidential treatment.

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SCHEDULE B

additional SERVICES

[*****]

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SCHEDULE C

FORM OF INVENTORY REPORT

[*****]

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SCHEDULE D

FORM OF ANNUAL RECONCILIATION REPORT

[*****]

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SCHEDULE E

FORM OF exclusive components purchasing summary

[*****]

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SCHEDULE F

technical dispute resolution

Any Technical Dispute that cannot be resolved by negotiation as provided in Sections 13.1 and 13.2 shall be resolved in the following manner:

1. Appointment of Expert.  Within [*****] after a party requests pursuant to Section 13.2 that an expert be appointed to resolve a Technical Dispute, the parties shall jointly appoint a mutually acceptable expert with experience and expertise in the subject matter of the Technical Dispute.  If the parties are unable to so agree within such [*****] period, or in the event of disclosure of a conflict by an expert pursuant to paragraph 2 below which results in the parties not confirming the appointment of such expert, then an expert (willing to act in that capacity hereunder) shall be appointed by an experienced arbitrator on the roster of the American Arbitration Association.

2. Conflicts of Interest.  Any individual appointed as an expert shall be entitled to act and continue to act as such notwithstanding that at the time of such appointment or at any time before giving a determination, the expert has or may have some interest or duty that conflicts or may conflict with the appointment; provided, that before accepting such appointment (or as soon as practicable after becoming aware of the conflict or potential conflict) the individual fully discloses any such interest or duty and the parties after such disclosure shall have nevertheless confirmed or re-confirmed the appointment.

3. Not Arbitrator.  No expert shall be deemed to be an arbitrator and the provisions of the American Arbitration Act and no Applicable Law (including the American Arbitration Act) shall apply to any such expert or the expert’s determination or the procedure by which the expert reaches a determination to be made pursuant to this Schedule.

4. Procedure. Where an expert is appointed:

(a) Timing.  The expert shall be so appointed on condition that (i) the expert promptly fixes a reasonable time and place for receiving representations, submissions or information from the parties and issues such authorizations to the parties and any relevant Third Party for the proper conduct of a determination and any hearing and (ii) the expert renders a decision (with full reasons) within [*****] (or such other date as the parties and the expert may agree) after receipt of all information requested by the expert pursuant to paragraph 4(b) hereof.

(b) Disclosure of Evidence.  The parties undertake to provide to the expert all such evidence and information within their respective possession or control as the expert may reasonably consider necessary for determining the Technical Dispute, which they shall disclose promptly and in any event within [*****] of a written request from the expert.

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(c) Advisors.  Each party may appoint such counsel, consultants and advisors as it feels appropriate to assist the expert in making a determination and so as to present their respective cases so that at all times the parties shall co-operate and seek to narrow and limit the issues to be determined.

(d) Appointment of New Expert.  If within the time specified in paragraph 4(a) above the expert shall not have rendered a decision in accordance with the appointment, a new expert may (at the request of either party) be appointed and the appointment of the existing expert shall thereupon cease for the purposes of determining the Technical Dispute, save that if the existing expert renders a decision with full reasons prior to the appointment of the new expert, then such a decision shall have effect and the proposed appointment of the new expert shall be withdrawn.

(e) Final and Binding. The determination of the expert shall, save in the event of fraud or manifest error, be final and binding upon the parties.

(f) Costs.  Each party shall bear its own costs in connection with any Technical Dispute to an expert hereunder and, in the absence of express provision in the Agreement to the contrary, the costs and expenses of the expert shall be shared equally by the parties.

For the avoidance of doubt, nothing in this Schedule is intended to or shall remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement)
to determine whether any Product is to be released for sale or distribution.

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SCHEDULE G

Client supplied material

[*****]

[*****]  Material omitted and separately filed with the Commission under a request for confidential treatment.

23269823.3.BUSINESS

SCHEDULE H

quality agreement

[*****]

[*****]  Material omitted and separately filed with the Commission under a request for confidential treatment.

23269823.3.BUSINESS

SCHEDULE I

List of Territories

[*****]

[*****]  Material omitted and separately filed with the Commission under a request for confidential treatment.

23269823.3.BUSINESS

SCHEDULE J

IM Machines

[*****]

[*****]  Material omitted and separately filed with the Commission under a request for confidential treatment.

23269823.3.BUSINESS

SCHEDULE K

Halo Work Orders and Egalet Purchase Orders Existing as of the Effective Date
Qualifying as Additional Services

[*****]

[*****]  Material omitted and separately filed with the Commission under a request for confidential treatment.

23269823.3.BUSINESS